UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Meridian Bioscience, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MERIDIAN BIOSCIENCE, INC.

3471 River Hills Drive

Cincinnati, Ohio 45244

www.meridianbioscience.com

Notice of Annual Meeting

and Proxy Statement

Dear Shareholder:

Our Annual Meeting of Shareholders will be held at 2:00 p.m. on January 25, 2012 at the Holiday Inn Eastgate, 4501 Eastgate Boulevard, Cincinnati, OH 45245. We hope you will attend.

At the meeting, you will hear a report on our operations and have a chance to meet your Directors and Executive Officers.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our Director candidates.

We are pleased to once again take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our Annual Report. The Notice contains instructions on how to access and review those documents over the Internet. We believe that this process allows us to provide our shareholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Whether or not you plan to attend the meeting, please cast your proxy vote promptly, either on-line, over the phone or by returning your signed and dated proxy card in the enclosed envelope.

Sincerely yours,

/s/ William J. Motto
William J. Motto
Executive Chairman of the Board

December 14, 2011

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS OF MERIDIAN BIOSCIENCE, INC.

Time:

2:00 p.m., Eastern Standard Time

Date:

January 25, 2012

Place:

Holiday Inn Eastgate

4501 Eastgate Blvd.

Cincinnati, Ohio 45245

Purpose:

•	Elect as Directors the five nominees named in the attached proxy materials

•	Conduct an advisory vote on our executive compensation (“Say-on-Pay”)

•	Conduct an advisory vote on the preference for the frequency of future Say-on-Pay votes (“Say-on-Frequency”)

•	Ratify appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2012

•	Reapprove Meridian’s 2004 Equity Compensation Plan and its performance measurements for purposes of Section 162(m) of the Internal Revenue Code

•	Approve the Meridian Bioscience, Inc. 2012 Stock Incentive Plan

•	Conduct other business if properly raised

Only shareholders of record on November 28, 2011 may vote at the meeting. The approximate mailing date of this proxy statement and accompanying Proxy Card is December 14, 2011.

Your vote is important. Please cast your proxy vote promptly, either on-line, over the phone or by returning your signed and dated proxy card in the enclosed envelope.

/s/ Melissa A. Lueke
Melissa A. Lueke
Secretary

December 14, 2011

Meridian makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q and 8-K. These filings are also available on the SEC’s website (www.sec.gov). To access these filings, go to our website (www.meridianbioscience.com). Copies of Meridian’s Annual Report on Form 10-K for the fiscal year ended September 30,

2011, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Melissa A. Lueke

Executive Vice President, Chief Financial Officer and Secretary

Meridian Bioscience, Inc.

3471 River Hills Drive

Cincinnati, Ohio 45244

GENERAL INFORMATION

Who may vote

Shareholders of Meridian, as recorded in our stock register on November 28, 2011, may vote at the meeting. As of that date, Meridian had 41,243,045 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Meridian’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our Director candidates. You may also vote for or against the other proposals or abstain from voting.

If you complete your proxy on-line, over the phone or sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of: (i) our Director candidates; (ii) our executive compensation; (iii) the annual frequency of future Say-on-Pay votes; (iv) the ratification of appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2012; (v) the re-approval of the 2004 Equity Compensation Plan and its performance measures; and (vi) the approval of the 2012 Stock Incentive Plan. If any other matters come before the meeting or any postponement or adjournment thereof, each proxy will be voted in the discretion of the individuals named as proxies on the card.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, bank or nominee, you may get material from them asking how you want to vote.

Stockbrokers, banks and nominees holding shares for beneficial owners must vote those shares as instructed. If the stockbroker, bank or nominee has not received instructions from you, the beneficial owner, the stockbroker, bank or nominee generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accountants. However, a stockbroker, bank or nominee does not have discretion to vote for or against the election of Directors and certain other matters subject to a vote if they have not received voting instructions. In order to avoid a broker non-vote of your shares on the election of Directors and the other matters subject to a vote, you must send voting instructions to your stockbroker, bank or nominee.

Solicitation of proxies

Solicitation of proxies is being made by management at the direction of Meridian’s Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost of preparing and mailing the Notice and the proxy statement and any accompanying material will be borne by Meridian. In addition, Meridian will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and Meridian will reimburse them for their expenses in so doing. Meridian has retained the services of Georgeson Inc. (“Georgeson”), an independent proxy solicitation firm, to assist in the solicitation of proxies. Georgeson will receive a fee of approximately $10,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Meridian’s Secretary in writing at the address under “Questions?” on page 56.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The five Director candidates receiving the most votes will be elected to fill the seats on the Board. The approval on an advisory basis of our executive compensation (Proposal No. 2), the ratification of appointment of accountants, the re-approval of the 2004 Equity Compensation Plan and its compensation measures, and the approval of the 2012 Stock Incentive Plan require the favorable vote of a majority of the votes cast. Only votes for or against these proposals count, with abstentions not being counted either for or against these proposals.

The advisory vote on the frequency of say-on-pay votes (every one, two, or three years) (Proposal No. 3) is a plurality vote, and we will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes. Abstentions from voting on this proposal will have the same effect as not expressing a preference.

Abstentions and broker non-votes count for quorum purposes but, as indicated above, will not count for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other matters

Any other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for re-election the following current Directors: James M. Anderson, John A. Kraeutler, Gary P. Kreider, William J. Motto, David C. Phillips and Robert J. Ready. Mr. Kreider has declined the nomination and is, therefore, not standing for re-election to the Board of Directors.

Proxies solicited by the Board will be voted for the election of these nominees. All Directors elected at the Annual Shareholders’ Meeting will be elected to hold office until the next annual meeting. In voting to elect Directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the Chief Executive Officer, a Vice President or the Secretary of Meridian not less than 48 hours prior to the Annual Shareholders’ Meeting. The proxies solicited include discretionary authority to cumulate votes.

All Meridian Directors are elected for one-year terms. Personal information on each of our nominees is given below.

If a Director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends that shareholders vote FOR each of the following candidates:

James M. Anderson Director since 2009 Age: 69	James M. Anderson serves as Chairman of the Nominating and Corporate Governance Committee. He currently serves as Advisor to the President of Cincinnati Children’s Hospital Medical Center (“CCHMC”), following his retiring as President and Chief Executive Officer of CCHMC on December 31, 2009. He serves as chairman of the Board of the Cincinnati Branch of the Federal Reserve Bank of Cleveland. Prior to joining the staff of CCHMC, Mr. Anderson was a partner in the general corporate law department at Taft, Stettinius & Hollister for 24 years (1968-1977; 1982-1996) and president of U.S. operations at Xomox Corporation, a publicly-traded manufacturer of specialty process controls (1977-1982). Mr. Anderson has also served as director of Gateway Investment Advisors (1997-2008). The Board believes that Mr. Anderson’s corporate legal experience and his experience as CEO of a large healthcare organization have given him a wealth of insight into various corporate governance and business management issues, which, along with his status as an independent Director, make him an integral member of the Board.

John A. Kraeutler Director since 1997 Age: 63	John A. Kraeutler has nearly 40 years of experience in the medical diagnostics industry and joined Meridian as Executive Vice President and Chief Operating Officer in January 1992. In July 1992, Mr. Kraeutler was named President of Meridian, and in January 2008, Mr. Kraeutler was named Chief Executive Officer of Meridian. Before joining Meridian, Mr. Kraeutler served as Vice President, General Manager for a division of Carter-Wallace, Inc. Prior to that, he held key marketing and technical positions with Becton, Dickinson and Company and Organon, Inc. Mr. Kraeutler’s long-time service to Meridian, all in an executive capacity, has given him significant insight into, and familiarity with, all aspects of Meridian’s business and the strategic vision for its continued success, and makes his service on the Board extremely beneficial.

William J. Motto Director since 1977 Age: 70	William J. Motto has more than 45 years of experience in the pharmaceutical and diagnostics products industries, is a founder of Meridian and has been Chairman of the Board since 1977. Mr. Motto became Executive Chairman of the Board in January 2008. Before forming Meridian, Mr. Motto served in various capacities for Wampole Laboratories, Inc., Marion Laboratories, Inc. and Analytab Products, Inc., a division of American Home Products Corp. Mr. Motto’s experience as Meridian’s founder, his breadth of experience within the pharmaceutical and diagnostics products industries, and his entrepreneurial approach to assessing Meridian’s growth opportunities, give him unparalleled insights into all aspects of Meridian’s business and operations, which he, in turn, is able to contribute to the Board as its Executive Chairman.

David C. Phillips Director since 2000 Age: 73	David C. Phillips serves as Chairman of the Audit Committee. Mr. Phillips spent 32 years with Arthur Andersen LLP. His service with this firm included several managing partner leadership positions. After retiring from Arthur Andersen in 1994, Mr. Phillips became Chief Executive Officer of Downtown Cincinnati, Inc., which is responsible for economic revitalization of Downtown Cincinnati. Mr. Phillips retired from DCI in 1999 to devote full time to Cincinnati Works, Inc., an organization dedicated to reducing the number of people living below the poverty level by assisting them to strive towards self-sufficiency through work, and his financial consulting services. Mr. Phillips also serves as a director of Cintas Corporation and served as a director of Summit Mutual Funds, a registered investment company, through 2009. The Board believes that Mr. Phillips’ years of service as a certified public accountant and trusted advisor to his clients and business owners, which qualify him as an “audit committee financial expert” under SEC guidelines, give him significant experience in preparing, auditing, analyzing and evaluating financial statements and dealing with complex accounting and business issues, all of which is valuable to Meridian.

Robert J. Ready Director since 1986 Age: 71	Robert J. Ready serves as Chairman of the Compensation Committee. Mr. Ready founded LSI Industries Inc., Cincinnati, Ohio in 1976, which engineers, manufactures and markets commercial/industrial lighting and graphics products, and is currently its Chief Executive Officer and Chairman of its Board of Directors. Meridian’s Board believes that Mr. Ready’s years of experience as the chief executive of a publicly-traded company and the myriad, wide-ranging business issues encountered in such capacity, as well as his status as an independent Director, render his service on the Board invaluable to Meridian.

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” PROPOSAL)

(Item 2 on the Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Act”), enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

As described in detail below under the heading “Compensation Discussion and Analysis” beginning on page 38 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each named executive officer’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return.

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY” PROPOSAL)

(Item 3 on the Proxy Card)

The Dodd Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 3, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs each year is the most appropriate alternative for the Company at this time, and therefore, our Board recommends that you vote for annual advisory votes on executive compensation. The Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of every one year, two years, or three years (or abstain) when voting in response to this Proposal No. 3. Shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends that shareholders vote FOR the option of “one year” as the preferred frequency for future advisory votes on executive compensation.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

(Item 4 on the Proxy Card)

Although not required, we are seeking shareholder ratification of the Audit Committee’s selection of Grant Thornton LLP as Meridian’s independent registered public accountants for the 2012 fiscal year. The affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Audit Committee intends to continue the employment of Grant Thornton at least through fiscal 2012. Representatives of Grant Thornton are expected to be present at the Annual Shareholders’ Meeting and will be available to make a statement, if they so desire, and to respond to appropriate questions asked by shareholders.

Principal Accounting Firm Fees

Aggregate fees billed to Meridian by Grant Thornton LLP for fiscal years 2011 and 2010 are listed below:

	2011	2010
Audit Fees	$405,067	$408,349
Audit-Related Fees	19,528	325,145
Tax Fees	209,684	53,075

	$634,279	$786,569

Audit Fees. Audit fees are the fees billed for professional services rendered by Meridian’s independent registered public accounting firm for their (i) audit of Meridian’s consolidated annual financial statements for the fiscal years ended September 30, 2011 and 2010, respectively, (ii) reviews of the unaudited quarterly consolidated financial statements contained in the reports on Form 10-Q filed by Meridian during those years, (iii) completion of audits of Bioline Group statutory audits in the United Kingdom during those years, and (v) reporting on Meridian’s internal control during those years.

Audit-Related Fees. Audit-related fees are the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Meridian’s financial statements. For 2010, such fees primarily related to pre-acquisition due diligence and opening balance sheet procedures associated with the Bioline Group acquisition.

Tax Fees. Tax fees for fiscal 2011 are the fees billed for U.S. federal and state tax return preparation and compliance, as well as consultation and research on various matters such as sales and use tax, international tax and equity award issues, and transfer pricing. For 2010, such fees were primarily comprised of services associated with the Bioline Group acquisition, including structure consulting, transfer pricing analysis and various related research.

The Board recommends that shareholders vote FOR the ratification of appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for the 2012 fiscal year.

REAPPROVAL OF MERIDIAN’S 2004 EQUITY COMPENSATION PLAN AND ITS PERFORMANCE MEASUREMNENTS FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

(Item 5 on the Proxy Card)

In January 2004, Meridian shareholders approved our 2004 Equity Compensation Plan (the “2004 Plan”), including related performance measurements and goals. The 2004 Plan has been amended from time to time and was most recently amended by shareholders at the 2008 Annual Meeting and by the Board in 2011.

In accord with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations under that Section, we are requesting shareholders to reapprove the 2004 Plan and the material terms of the performance measurements and goals set forth in the 2004 Plan. The Board believes that reapproval of the Plan and its performance measurements and goals is desirable and necessary to meet Meridian’s objectives of attracting, motivating and retaining employees, directors and consultants. The following performance measurements and goals were approved by our shareholders when the 2004 Plan was originally adopted in 2004: “appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.” The Board amended the 2004 Plan in November 2005 and identified the additional performance measurements described below, and such performance measurements and goals have not been changed since that time.

Set forth below are: (i) a summary of the principal features of the 2004 Plan; (ii) a description of the U.S. federal income tax consequences under the 2004 Plan; and (iii) a description of the performance measurements and goals under the 2004 Plan proposed for reapproval.

1.	Summary of the 2004 Equity Compensation Plan

The following is a summary of the material terms of the 2004 Plan and is qualified in its entirety by the full text of the 2004 Plan, which is set forth as Annex A to this proxy statement.

Objectives of the 2004 Plan

The 2004 Plan was established to enable Meridian and its subsidiaries to compete successfully in retaining, attracting and motivating key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward Meridian’s objectives and to encourage the alignment of their interests with those of Meridian’s shareholders.

Administration of the 2004 Plan

The 2004 Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has the authority to:

•	select eligible employees or consultants to whom awards may be granted;

•	determine the types and combinations of awards;

•	determine the number of Common Shares or monetary units which may be subject to each award;

•	determine the terms and conditions of each award; and

•	modify or waive certain restrictions, limitations, terms or conditions of previously granted awards in a manner consistent with the 2004 Plan.

Types of Awards

The 2004 Plan provides flexibility regarding the types of equity compensation Meridian awards to employees, directors and consultants by allowing equity compensation to be awarded in the following forms:

Stock Options

Stock options granted under the 2004 Plan may be either incentive stock options (or “ISOs” within the meaning of Section 422 of the Code) or nonqualified stock options (or “NQSOs”), which do not meet those requirements. A description of these two types of stock options appears below under the heading “Certain Federal Income Tax Consequences with Respect to Awards.”

The 2004 Plan provides that the purchase price of Meridian’s shares purchasable under any stock option shall be determined by the Committee, provided that the purchase price of any ISO shall not be less than 100% of the fair market value of Meridian’s shares on the date that the option is granted. Payment of the purchase price for the exercise of stock options must be made in cash unless some other form of consideration is approved by the Committee at or after the date of grant.

The term of any stock option shall be determined by the Committee, but no stock option may be exercised later than ten years after the date of grant. The aggregate fair market value, determined at the date of grant of an ISO, of Meridian’s shares for which ISOs are exercisable for the first time during any calendar year as to any participant may not exceed $100,000. The Board amended the 2004 Plan in 2011 to provide that no person may receive stock options for more than 300,000 shares in any twelve month period. ISOs granted to persons owning more than 10% of the voting power of Meridian must be at 110% of fair market value and may not be for a term of more than five years.

Each non-employee director is granted NQSOs to purchase 7,500 shares, or such other number as may be determined by the Board from time to time, at the time of appointment, election or re-election, as the case may be, to the Board.

Stock Appreciation Rights

A Stock Appreciation Right (“SAR”) represents the right to receive, for each unit awarded, cash and/or shares of Meridian equal in value to the excess of the fair market value of one share on the date of exercise of the SAR over the reference price per share established on the date the SAR was granted. The 2004 Plan provides that the Committee may grant SARs to any eligible employee, advisor or non-employee director in accordance with terms and conditions established by the Committee. No SAR shall have a term longer than ten years from its grant date. SARs may be granted in tandem with stock options, or separately as non-tandem SARs. The Board amended the 2004 Plan in 2011 to provide that no person may receive SARs for more than 300,000 shares in any twelve month period.

Restricted and Unrestricted Stock Awards

Restricted stock awards consist of Meridian’s shares which are subject to such conditions, restrictions and limitations as the Committee determines. With respect to Meridian’s shares awarded as restricted stock, unless otherwise determined by the Committee, after the full vesting of such awards the recipient has all rights of a shareholder of Meridian, including the right to vote and the right to receive cash dividends. Upon termination of employment during the restriction period, all restricted stock awards shall be forfeited subject to such exceptions as are authorized by the Committee as to termination of employment, retirement, disability, death or special circumstances. The Committee may also issue unrestricted shares on a bonus basis for no cash consideration. The Board amended the 2004 Plan in 2011 to provide that no person may receive restricted or unrestricted stock awards for more than 100,000 shares in any twelve month period.

Performance Awards

The 2004 Plan provides that the Committee may, in its discretion, grant performance awards to eligible employees and advisors. A performance award shall consist of the right to receive either shares or cash of an equivalent value, or a combination of both, at the end of a specified performance period or a fixed dollar amount payable in cash or shares, or a combination of both, at the end of a specified performance period. The Committee determines the eligible employees and consultants to whom, and the time or times at which, performance awards shall be granted, the number of shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which a participant’s performance award will vest, and any other terms and conditions of the performance award. The Committee may condition the grant or vesting of a performance award upon the attainment of specified performance goals, the appreciation in the fair market value, book value or other measure of value of the shares, the performance of the Company based on earnings or cash flow, or such other factors or criteria as the Committee shall determine. The Board amended the 2004 Plan in 2011 to provide that no person may receive these other performance awards for more than 100,000 shares in any twelve month period.

Other Stock Unit Awards

The 2004 Plan provides that the Committee is authorized to grant to eligible employees of Meridian and its affiliates, either alone or in addition to other awards granted under the 2004 Plan, awards of shares or other securities of Meridian or any Meridian subsidiary and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other securities of Meridian or any Meridian subsidiary. These other stock unit awards may be paid in cash, shares, other property or in a combination thereof, as the Committee determines. The Committee shall determine the employees to whom these other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. Shares (including securities convertible into shares) and other securities granted pursuant to these other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into shares) and other securities purchased pursuant to purchase rights granted pursuant to these other stock unit awards may be purchased for such consideration as the Committee determines, which price shall not be less than the fair market value of such shares or other securities on the date of grant, unless the Committee otherwise elects. The Board amended the 2004 Plan in 2011 to provide that no person may receive these other stock unit awards for more than 100,000 shares in any twelve month period.

Termination and Acceleration of Awards

Awards terminate immediately if employment is terminated for cause or violation of a written employment or non-competition agreement. Upon death, disability or retirement, stock options become exercisable to their full extent and may be exercisable for a period of one year after the date of death or disability, or 90 days in the case of retirement. In the case of a dissolution or liquidation of Meridian or any merger in which it is not the survivor or in which 75% or more of its outstanding shares are converted into cash, other securities or other property, all awards will become exercisable for a period of at least 20 days after written notice of the transaction, and thereafter will expire. If a participant’s employment or service is involuntarily terminated without cause (as determined by the Committee in its sole discretion) during the twenty-four month period following a Change in Control of Meridian, all awards will also become exercisable in full. Under the 2004 Plan, a Change in Control is deemed to have occurred if anyone, other than William J. Motto or his affiliates, becomes the beneficial owner, as defined under the Securities Exchange Act of 1934, of 25% or more of the voting power of Meridian or if there is a change in a majority of the Board effected without the approval of two-thirds of the then current directors.

Amendment and Termination of the 2004 Equity Compensation Plan

The 2004 Plan may be amended or terminated by the Board provided that no such action shall impair the rights of a participant without the participant’s consent and provided that no amendment shall be made without shareholder approval which shall increase the total number of shares reserved for issuance under the 2004 Plan, or cause the 2004 Plan or any award granted under the 2004 Plan to fail to meet certain tax conditions.

Shares Available for Award

The 2004 Plan authorizes 3,000,000 shares for potential awards in any of the manners described above. As of December 1, 2011 approximately 170,000 shares remain available for issuance under the 2004 Plan. The per share closing price of Meridian’s Common Stock on December 1, 2011 was $18.88.

Plan Benefits

Below are benefits which Meridian has awarded and anticipates will be awarded under the 2004 Plan to the individuals and groups listed in the 2012 fiscal year.

Name and Position	Number of Stock Options		Number of Restricted Stock Unit Awards
William J. Motto Executive Chairman of the Board of Directors	112,500	(1)	27,500	(2)
John A. Kraeutler Chief Executive Officer	112,500	(1)	27,500	(2)
Richard L. Eberly Executive Vice President, Chief Commercial Officer	112,500	(1)	22,500	(2)
Marco C. Calzavara President and Managing Director, Meridian Bioscience Europe	—		50,000	(3)
Melissa A. Lueke Executive Vice President, Chief Financial Officer and Secretary	105,000	(1)	15,000	(4)
Executive Group	367,500	(1)	77,500	(5)
Non-Executive Director Group	30,000	(6)	—
Non-Executive Officer Employee Group	300,000	(1)	97,500	(7)

(1)	Three equal tranches of options. Each tranche vests one year after achieving a defined revenue target in 2013, 2014 and 2015. The options for a particular tranche are forfeited if the revenue target is not achieved.
(2)	Three tranches of 2,500 Restricted Stock Units (RSUs). Each tranche vests one year after achieving a defined revenue target in 2013, 2014 and 2015. The RSUs for a particular tranche are forfeited if the revenue target is not achieved. The remaining RSUs are described in (4) below.
(3)	Three tranches of 11,667 RSUs. Each tranche vests one year after achieving a defined revenue target in 2013, 2014 and 2015. The RSUs for a particular tranche are forfeited if the revenue target is not achieved. Remaining 15,000 RSUs are described in (4) below.
(4)	Half of each award is time-based, vesting in full November 9, 2015, while the other half is earned upon achieving a defined Net Earnings target for 2012. If the target is not achieved, the RSUs are forfeited.
(5)	With exception of the Senior Vice President of Research and Development who received an additional 10,000 time-based RSUs and 7,500 RSUs as described in (2) above, awards are the same as described in (4) above.
(6)	Annual award of 7,500 options upon election to the Board of Directors.
(7)	Three tranches of 5,000 RSUs for three employees; each tranche vests one year after achieving a defined revenue target in 2013, 2014, 2015. The RSUs for a particular tranche are forfeited if the revenue target is not achieved. The remaining 52,500 RSUs are described in (4) above.

The following table presents summary information as of September 30, 2011 with respect to all of our equity compensation plans (number of securities information in thousands).

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	982	$15.844	1,597
Equity compensation plans not approved by security holders	6	19.285	—

Total (2)	988	$15.864	1,597

(1)	1996 Stock Option Plan, as amended in 2001
1999 Director’s Stock Option Plan
2004 Equity Compensation Plan, as amended
(2)	Weighted-average remaining term of 5.0515 years

2.	Certain Federal Income Tax Consequences with Respect to Awards

The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the 2004 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the 2004 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and Meridian will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and Meridian will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a “disposition” of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no federal income tax consequences to either the optionee or Meridian on the grant of NQSOs pursuant to the 2004 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. Meridian will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that Meridian complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and Meridian will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. Meridian may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.

Restricted and Unrestricted Stock Awards

The taxability of a stock award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a stock award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a stock award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the stock award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a stock award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. Meridian will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

Performance Awards

The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance goals, provided such awards are not then subject to a substantial risk of forfeiture.

Other Stock Unit Awards

A participant will not be subject to federal income taxation upon the grant of other stock unit awards. A participant will be subject to tax as ordinary taxable income upon payout of other stock unit awards in an amount equal to the sum of the cash and the fair market value of Common Stock received.

Application of Section 409a to Deferred Compensation Arrangements

The 2004 Plan provides that the Committee may permit recipients of awards to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election,

Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Withholding of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the 2004 Plan, a corresponding deduction is available to Meridian provided Meridian complies with certain reporting requirements. Under Section 162(m), however, Meridian will be denied a deduction for certain compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation.

Meridian is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by Meridian with respect to any amount payable or shares issuable under a participant’s award.

Conclusion

The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the 2004 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

3.	Performance Goals to be Approved by Shareholders

As noted at the beginning of this proposal, we are seeking reapproval of the 2004 Plan and the performance measurements and goals under the 2004 Plan so that performance based awards may have the benefit of potential income tax deduction under Section 162(m) of the Code. When the 2004 Plan was adopted in 2004, shareholders approved “appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine” as performance measurements. The Board amended the 2004 Plan on November 10, 2005 and identified the additional performance measurements described below and such performance measurements have not been changed since then.

The Committee, which administers the 2004 Plan, may make performance based awards tied to achievement of one or more objective performance measurers. Under Section 9.1.2 of the 2004 Plan, the Committee may use the following specific performance measures individually or in any combination to set performance targets for awards which may qualify as performance based awards as follows:

“. . . appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of the Company or groups within the Company based on increases in sales, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, cash flow, favorable comparison to established budgets, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, market share, comparisons with various stock market indices, reduction in costs or a combination of such factors; personal performance measures or such other similar factors or criteria as the Committee shall determine.”

The Company continues to believe that the above measurements and goals, which we are asking shareholders to reapprove along with the 2004 Plan, are appropriate ones to utilize in connection with potential performance based awards as they are linked to our business and are objective in nature. We further believe that these performance measurements and goals used alone or in combination give the Committee sufficient flexibility to impose meaningful performance conditions which, if achieved, will benefit the Company and its shareholders and provide potential rewards for key associates at our Company.

The Board of Directors recommends that shareholders vote FOR the reapproval of the Meridian 2004 Equity Compensation Plan and its performance measurements for purposes of Section  162(m) of the Internal Revenue Code.

APPROVAL OF MERIDIAN BIOSCIENCE, INC. 2012 STOCK INCENTIVE PLAN (Item 6 on the Proxy Card)

In 2011, the Board voted unanimously to approve and recommend to shareholders the approval of the 2012 Stock Incentive Plan (the “2012 Plan”), the principal provisions of which are described below.

Set forth below are: (i) a summary of the principal features of the 2012 Plan; and (ii) a description of the U.S. federal income tax consequences under the 2012 Plan.

1.	Summary of the 2012 Stock Incentive Plan

The following is a summary of the material terms of the 2012 Plan and is qualified in its entirety by the full text of the 2012 Plan, which is set forth as Annex B to this proxy statement.

Objectives of the 2012 Plan

The Board believes that stock-based awards are an important element of the Company’s compensation programs. The 2012 Plan promotes the Company’s compensation philosophy and objectives by: (i) providing long-term incentives to those persons with significant responsibility for the success and growth of the Company, (ii) motivating participants to achieve the long-term success and growth of the Company, (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, (iv) enabling the Company to attract and retain skilled and qualified officers, other employees, directors, and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, (v) facilitating ownership of the Company’s shares, and (vi) aligning the personal interests of officers, employees, and others in the Company’s long-term growth and profitability with the interests of the Company’s shareholders. The 2012 Plan will effectively replace the 2004 Plan. As of December 1, 2011, approximately 170,000 shares remained available for grant under the 2004 Plan, and the Board approved the 2012 Plan to provide a sufficient pool, and broad variety, of stock and stock-based awards. Subject to shareholder approval at the Annual Meeting, the 2012 Plan will be effective as of January 25, 2012. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented in the Equity Compensation Plan Information table on page 14.

The 2012 Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals. The 2012 Plan is also designed to allow compliance with Section 162(m). It is intended that awards under the 2012 Plan with a performance component (which does not include time-vested share awards) generally will satisfy the requirements for performance based compensation under Section 162(m) while granting the Compensation Committee the authority to grant nonperformance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to the Chief Executive Officer and the three other highest-paid executives (excluding the chief financial officer) during a tax year, unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the 2012 Plan.

Shares Subject to the 2012 Plan

The aggregate number of common shares that may be issued under the 2012 Plan is 3,000,000. The 2012 Plan provides for appropriate adjustments in the number of shares subject to the 2012 Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants. Upon the effective date of the 2012 Plan, prior Company equity plans for which shares remain available for grant will be terminated. The shares available under such prior plans will be made available for grant under the 2012 Plan, as well as shares subject to outstanding awards under such prior plans which thereafter are forfeited, settled in cash, cancelled or expire; provided that all outstanding awards under such prior plans remain outstanding and are administered and settled in accordance with the provisions of the prior plans, as applicable.

Other Share Limitations

The maximum number of shares subject to restricted shares or restricted share units that may be granted under the 2012 Plan is 1,000,000. The maximum number of shares subject to stock options that may be granted under the 2012 Plan is 3,000,000. The maximum number of shares subject to restricted shares or restricted share units that may be granted to an individual in a calendar year is 100,000 shares, and the maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year is 300,000 shares.

Eligible Participants

Officers and key employees of the Company, any consultant to the Company, and the Company’s non-employee directors are eligible to receive awards under the 2012 Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth.

Administration

The 2012 Plan is administered by a committee (the “Committee”) consisting of at least three directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m), “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act. Unless determined otherwise by the Board, the Compensation Committee will administer the 2012 Plan and has the authority under the 2012 Plan to: (i) select the employees, consultants, and Directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the 2012 Plan; (iv) determine whether an award is, or is intended to be, performance based compensation within the meaning of 162(m); (v) determine whether terms, conditions, and objectives have been met or, including, without limitation, making certifications related thereto, if permissible, should be modified or waived, not inconsistent with the terms of the 2012 Plan; (vi) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (vii) determine administrative rules, guidelines, and practices governing the 2012 Plan; and (viii) interpret the provisions of and otherwise supervise the administration of the 2012 Plan.

Stock Options

Stock options granted under the 2012 Plan must be in the form of either ISOs, which meet the requirements of Section 422 of the Code, or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed ten years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on The Nasdaq Stock Market on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the 2012 Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits stock option repricing.

Code Limitations on Incentive Stock Options

The Code currently places certain limitations on ISO awards. In addition to the other limitations described in the 2012 Plan, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such stock option will no longer qualify as an ISO and shall be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding Common Stock.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SAR”) separately or in connection with a stock option granted under the 2012 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in shares, or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits SAR repricing.

Restricted Share and Restricted Share Unit Awards

The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value, and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Unless otherwise determined by the Committee, participants who hold restricted shares have voting rights with respect to the shares and have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse. The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder the rights of a shareholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares, or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability, or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the 2012 Plan.

Performance Based Exception

The Committee may grant awards in a manner that is intended to qualify for the performance based exception to the deductibility limitations of Section 162(m) and conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company, or a subsidiary, division, department, region, function, or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities or the prior performance of Meridian. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m), to the extent applicable unless the Committee determines that such requirements should not be satisfied. Awards intended to qualify for the performance based exception shall not vest or be paid until the Committee certifies that the performance goals have been achieved.

Unrestricted Share Awards

The Committee may grant unrestricted shares on a bonus or other basis for no cash consideration.

Transferability of Awards

No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the 2012 Plan), subject to such terms and conditions as the Committee may impose. All awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee.

Termination of Employment

Generally, awards are forfeited upon a participant’s termination of employment; however, the 2012 Plan provides that the Committee: (i) may allow a participant to exercise vested stock options or SARs for a period of time after termination, if not terminated for cause; and (ii) has discretion to provide the extent to which, if any, the vesting of any award is accelerated or forfeited due to a participant’s, death, disability, or retirement, provided that, for awards intended to be performance-based compensation within the meaning of Section 162(m), no vesting may occur or no distribution may be made prior to the attainment of the performance goals, unless otherwise provided by Section 162(m).

Change in Control

Except as otherwise provided in an award agreement, upon a “change in control” as defined in the 2012 Plan: (i) all outstanding stock options and SARs automatically become fully exercisable; and (ii) all restricted share and restricted share unit awards automatically become fully vested.

Recoupment Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee, or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.

Discontinuation of 2012 Plan, Amendments, and Award Substitutions

The Board may amend, alter, or discontinue the 2012 Plan at any time, provided that any such amendment, alteration, or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations, or exchange requirements (including for the purpose of qualification under Section 162(m) as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The 2012 Plan could be amended without shareholder approval in certain nonmaterial ways that could result in an increased cost to the Company. No Awards shall be made under the 2012 Plan after the tenth anniversary of the effective date.

Plan Benefits

No benefits or amounts have been granted, awarded, or received under the 2012 Plan, and the amount of awards payable under the 2012 Plan to any participant is not determinable, as awards are discretionary and participation is determined each fiscal year.

2.	Certain Federal Tax Consequences with Respect to Awards

The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the 2012 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the 2012 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and Meridian will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and Meridian will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no federal income tax consequences to either the optionee or Meridian on the grant of NQSO pursuant to the 2012 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. Meridian will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that Meridian complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and Meridian will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. Meridian may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.

Restricted Share and Restricted Share Unit Awards

The taxability of a restricted share and restricted share unit awards to a participant is dependent upon the extent to which the award is restricted on the date of grant. If the award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If the award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as an award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of an award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. Meridian will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

Application of Section 409a to Deferred Compensation Arrangements

The 2012 Plan provides that the Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Withholding of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the 2012 Plan, a corresponding deduction is available to Meridian provided Meridian complies with certain reporting requirements. Under Section 162(m), however, Meridian will be denied a deduction for certain compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation.

Meridian is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by Meridian with respect to any amount payable or shares issuable under a participant’s award.

Conclusion

The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the 2012 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

The Board of Directors recommends that shareholders vote FOR the approval of the Meridian 2012 Stock Incentive Plan.

CORPORATE GOVERNANCE

As an Ohio corporation, Meridian is governed by the corporate laws of Ohio. Since its common shares are publicly traded on the Nasdaq Global Select Market and it files reports with the Securities and Exchange Commission, it is also subject to Nasdaq rules and federal securities laws.

Board Leadership Structure

Governance of the corporation is placed in the hands of the Directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Meridian on your behalf. The Board reviews Meridian’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of company policies.

On November 30, 2011, the Board approved Corporate Governance Guidelines, which are available at our website www.meridianbioscience.com. These Guidelines define how the Board operates and evaluates its performance.

The Board of Directors is responsible for evaluating and determining Meridian’s leadership structure, and believes that separate individuals should serve in the capacities of Chairman of the Board and Chief Executive Officer (CEO). It is the Board’s belief that such a two-person structure best provides the Company with the right foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance. Currently, these key executive positions are held by Mr. William J. Motto, Executive Chairman of the Board, and Mr. John A. Kraeutler, CEO. Mr. Motto has served as the Board’s Chairman since 1977 and in such capacity is responsible for general Board activities including presiding over all meetings of the Board and shareholders, setting agendas for Board meetings and providing advice and counsel to Meridian’s management regarding the Company’s business and operations. As CEO, Mr. Kraeutler is responsible for the general management, oversight, supervision and control of the business affairs of Meridian, and ensuring that all orders and resolutions of the Board are put into effect. With their many years of experience with the Company, Meridian believes that Mr. Motto and Mr. Kraeutler are uniquely qualified to be Meridian’s Executive Chairman and CEO, respectively. We believe that this leadership structure is currently the most appropriate for Meridian, particularly in light of the requirement noted below that all Committees of the Board are comprised solely of independent Directors.

In accordance with Nasdaq rules, our Board of Directors affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in the Nasdaq listing standards and Exchange Act rules. Meridian’s Director Independence Standards are available at our website www.meridianbioscience.com. Based on these standards, the Board has determined that each of the following members of the Board is independent: James M. Anderson, Gary P. Kreider, David C. Phillips and Robert J. Ready. Mr. Kreider neither chaired nor served on any of the Board Committees during his current term. He remains a Director through the end of his current term, with only Mr. Anderson, Mr. Phillips and Mr. Ready serving on Committees of the Board.

During fiscal 2011, the Board of Directors met on five occasions and took no actions in writing. The independent Directors plan to meet at least two times during fiscal 2012 without the presence of management Directors. The independent members of the Board had no such meetings in fiscal 2011. The independent Directors select one of such Directors to preside over each session.

Meridian expects all Directors to attend shareholders’ meetings and all were in attendance at the 2011 Annual Shareholders’ Meeting.

Shareholders may communicate with the full Board or individual Directors on matters concerning Meridian by mail or through our website, in each case to the attention of the Secretary, the address for whom is set forth on page 56 of this proxy statement.

The Board’s Role in Risk Oversight

The Board of Directors, as a whole and also at the Committee level, plays a key role in operational risk oversight at Meridian and works with management to understand the risks the Company faces, the steps that management is taking to manage that risk and the level of risk appropriate for the Company in light of its overall business strategy. The Board approves the high level strategies, financial plans and policies of Meridian, setting the tone and direction for the appropriate levels of risk-taking within the organization.

While overall responsibility for risk oversight rests with the Board, it is the Audit Committee that has been given the primary responsibility of monitoring and evaluating the adequacy of management’s risk assessment and risk management practices. This role is carried out through its charter-mandated responsibilities related to Meridian’s (i) overall financial risks and exposures, (ii) financial statement risks and exposures, (iii) financial reporting processes, (iv) compliance with ethics policies and regulations, and (v) compliance with governmental and legal regulations, including those contained within the Sarbanes-Oxley Act. The Audit Committee provides regular reports to the full Board and works closely with management to update the full Board, as necessary, on matters identified through these Committee risk oversight roles.

Committees of the Board of Directors

The Board has adopted a Code of Ethics applicable to Meridian’s officers, Directors and employees. This Code of Ethics is posted on www.meridianbioscience.com. To the extent permitted by Nasdaq Marketplace Rule 5610, any amendments to or waivers from the Code of Ethics will be posted on our website within four business days after the date of an amendment.

The Directors have organized themselves into the Committees described below. Each of these Committees has a charter posted on www.meridianbioscience.com. Meridian does not have an Executive Committee of its Board of Directors.

The Audit Committee is composed of David C. Phillips (Chairman), James M. Anderson and Robert J. Ready. It met nine times during fiscal 2011 and took no actions in writing. Each member is able to read and understand fundamental financial statements. David C. Phillips has been designated as an Audit Committee financial expert as that term is defined by the Securities and Exchange Commission.

The Committee oversees the accounting and financial reporting processes of Meridian and the audits of its financial statements by its independent registered public accounting firm. The Committee is solely responsible for the appointment, compensation, retention and oversight of Meridian’s independent registered public accounting firm. The Audit Committee also evaluates information received from Meridian’s independent registered public accounting firm and management to determine whether the independent registered public accounting firm is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Meridian concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

The Audit Committee, or its Chairman, approves all audit and non-audit services performed for Meridian by its independent registered public accounting firm before those services are commenced. The Chairman reports to the full Committee at each of its meetings regarding pre-approvals he made since the prior meeting and the Committee approves what he has done between meetings. For these purposes, the Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

As previously noted, the Audit Committee also bears primary risk oversight responsibilities, including responsibilities such as (i) overseeing the risks and exposures relating to the Company’s financial statements and financial reporting process, (ii) overseeing the Company’s policies and procedures for monitoring and mitigating such risks and exposures, and (iii) reviewing management’s monitoring of the Company’s compliance with established ethics and legal policies and procedures.

The Committee has submitted the following report for inclusion in this proxy statement.

REPORT OF THE AUDIT COMMITTEE

On April 20, 2011, the Audit Committee met with representatives of Grant Thornton and Meridian’s internal accountants and reviewed with them the proposed 2011 Audit Plan, areas warranting particular concentration on the audit and the effects of new accounting pronouncements. The Grant Thornton representatives reviewed with the Committee required Audit Committee communications and the status of the most recent Public Company Accounting Oversight Board (PCAOB) inspection results.

At its meeting on August 18, 2011, the Committee reviewed management’s strategic business plan and related risk assessment, specifically discussing with management its risk management strategies related to key financial and business risks. The Committee concluded that this annual in-depth review and ongoing management updates of the integrated strategic and risk management plan were appropriate in order to fulfill its risk oversight obligations. The Committee also reviewed the requirements of its Charter previously adopted and the reports that were required to be disclosed to the Committee.

At its meeting on November 8, 2011, the Committee reviewed and discussed with management, Grant Thornton and Meridian’s accounting officers the results of the audit for fiscal 2011, including the audited financial statements. The Committee discussed with Grant Thornton the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees. The Grant Thornton representatives reviewed with the Committee written disclosures required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, discussed with the Committee the independent accountants’ independence, and has presented a letter regarding that matter to the Committee. The Committee discussed with Grant Thornton its independence. In concluding that the auditors are independent, we determined, among other things, that the non-audit services provided by the auditors were compatible with their independence.

Based on the above mentioned review, the Committee recommended to the Board of Directors that the audited financial statements of Meridian be included in its Annual Report on Form 10-K for the year ended September 30, 2011 for filing with the Securities and Exchange Commission.

During its meetings throughout the year, the Committee reviewed and assessed the Company’s financial, financial control, financial reporting, and certain legal and regulatory risk exposures, including reviewing procedures related to the receipt, retention and treatment of any complaints concerning accounting, internal accounting controls or auditing matters. Also during its meetings throughout the year, the Chairman of the Audit Committee reported to the full Committee the independent accountants’ fees that had been pre-approved and the Committee approved such fees. Certain fees were pre-approved by the full Committee. The Committee also reviewed the requirements of and Meridian’s ongoing compliance with Section 404 of the Sarbanes-Oxley Act.

Respectfully submitted,

Audit Committee

David C. Phillips (Chairman)

James M. Anderson

Robert J. Ready

The Compensation Committee is composed of Robert J. Ready (Chairman), James M. Anderson, and David C. Phillips and is responsible for establishing compensation for Executive Officers and administering the Company’s compensation plans. This includes establishing salary levels and bonus plans, making bonus and stock-based awards, and otherwise dealing in all matters concerning compensation of the Executive Officers. During fiscal 2011, the Compensation Committee met three times, and took no actions in writing.

In general, the Compensation Committee annually reviews the Company’s compensation programs and its philosophy in setting performance targets in November of each year. At that time, the Company provides the Compensation Committee with information on total compensation received for all Executive Officers, including the sources of such compensation, for the immediately preceding fiscal year and recommendations for the current fiscal year. In discharging the responsibilities of the Board of Directors relating to compensation of the Company’s Chief Executive Officer and other Executive Officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of the Company’s Chief Executive Officer and other Executive Officers and (ii) to oversee the compensation policies and programs of the Company, including stock and benefit plans. The Compensation Committee’s specific functions include adopting, administering and approving the Company’s incentive compensation and stock plans and awards, including amendments to the plans or awards and performing such duties and responsibilities under the terms of any executive compensation plan, incentive-compensation plan or equity-based plan. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee has the authority to engage consultants and advisors. The Compensation Committee did not engage a consultant this year. The Compensation Committee has an appropriate level of contact among its members and the Company’s Executive Officers in connection with the analysis of this data.

The Compensation Committee determines the amount and mix of compensation components for the Executive Chairman, Mr. Motto. The Executive Chairman provides input and recommendations to the Compensation Committee with respect to the compensation to be paid to the non-employee members of the Board, as well as Mr. Kraeutler. As Meridian’s Chief Executive Officer, Mr. Kraeutler provides recommendations to the Compensation Committee with respect to compensation to be paid to the other corporate officers.

To achieve compensation objectives, the Committee believes it is important to provide competitive levels of compensation to retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance. The Committee believes Meridian’s long-term objectives can be achieved through cash incentive compensation plans and equity incentive compensation plans.

The Compensation Committee’s processes and procedures for the consideration and determination of Executive and Director compensation are discussed in the section entitled “Compensation Discussion and Analysis” in this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the members of the Compensation Committee is or was a participant in any related person transaction in fiscal 2011 (see the section entitled “Transactions With Related Persons” in this proxy statement for a description of our policy on related person transactions). Lastly, none of the members of the Compensation Committee is an Executive Officer of another entity at which one of our Executive Officers serves on the Board of Directors. No Named Executive Officer of Meridian serves as a Director or as a member of a committee of any company of which any of the Company’s non-employee Directors are Executive Officers.

The Nominating and Corporate Governance Committee consists of James M. Anderson (Chairman), David C. Phillips and Robert J. Ready. It met one time last year and took no actions in writing. On November 9, 2011, the Committee considered and nominated the current Directors for re-election, with Mr. Kreider subsequently declining the nomination on December 6, 2011. The Committee identifies qualified nominees for the Board, determines who will be nominated by the Company for election to the Board and recommends to the full Board any changes in the size of the Board.

In nominating Directors, the Committee takes into account, among other factors which it may deem appropriate, the judgment, skill, diversity, and business experience of the potential nominee and the needs of the Board as its function relates to the business of the Company. The Committee considers candidates for nomination from a variety of sources including recommendations of shareholders. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Chairman of the Nominating and Corporate Governance Committee in care of the Company at its address shown on the cover page of this proxy statement.

The Nominating and Corporate Governance Committee will assess the qualifications of all candidates for the Board on an equal basis. In identifying and considering candidates for nomination to the Board, the Committee considers, among other factors, quality of experience, the needs of the Company and the range of talent and experience currently represented on the Board. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors, nor does the Committee have a formal policy with respect to diversity. However, the Committee, working with the Board, considers the diversity of all of the Company’s stakeholders – including shareholders, employees and customers – when engaging in corporate governance discussions.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the Executive Officers and Directors of Meridian and shows the number of shares beneficially owned, as determined under SEC rules, on November 28, 2011. Beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares that the individual has the right to acquire as of January 27, 2012 (60 days after November 28, 2011).

		Common Stock Beneficially Owned
Name	Position	Amount[1]	Percentage
William J. Motto	Executive Chairman of the Board of Directors	521,562	1.3%
John A. Kraeutler	Chief Executive Officer and Director	260,323	*
Richard L. Eberly[2]	Executive Vice President, Chief Commercial Officer	47,100	*
Lawrence J. Baldini[3]	Executive Vice President, Operations and Information Systems	79,250	*
Melissa A. Lueke[4]	Executive Vice President, Chief Financial Officer and Secretary	138,765	*
Susan A. Rolih[5]	Senior Vice President, Regulatory Affairs & Quality Assurance	132,050	*
Marco G. Calzavara[6]	President and Managing Director, Meridian Bioscience Europe	800	*
Vecheslav A. Elagin[7]	Senior Vice President, Research and Development	18,000	*
Marviette D. Johnson[8]	Vice President, Human Resources	17,303	*
James M. Anderson[9,10], 11	Director	33,500	*
Gary P. Kreider[1][2]	Director	47,638	*
David C. Phillips[9,10], 11	Director	61,408	*
Robert J. Ready[9,10], 11	Director	77,115	*

All Executive Officers and Directors as a Group		1,434,814	3.4%

[1]

Includes options exercisable within 60 days for Mr. Motto of 70,988 shares, Mr. Kraeutler of 72,250 shares, Mr. Eberly of 31,875 shares, Mr. Baldini of 31,750 shares, Ms. Lueke of 47,250 shares, Ms. Rolih of 85,800 shares, Dr. Elagin of 5,500 shares, Ms. Johnson of 5,750 shares, Mr. Anderson of 22,500 shares, Mr. Kreider of 42,714 shares, Mr. Phillips of 42,714 shares and Mr. Ready of 63,570 shares.

[2]

Richard L. Eberly was appointed Vice President of Sales and Marketing in January 1997, Executive Vice President in May 2000, Executive Vice President, General Manager of Meridian Life Science in February 2003, Executive Vice President and President Meridian Life Science in October 2005 and Chief Commercial Officer in February 2011. He has over 20 years of experience in the medical diagnostics industry and joined Meridian in March 1995. Prior to his appointment to Vice President of Sales and Marketing, Mr. Eberly served as the

Director of Sales for Meridian. Before joining Meridian, he held key sales and marketing positions at Abbott Diagnostics, Division of Abbott Laboratories. Age: 50
[3]

Lawrence J. Baldini was appointed Vice President of Operations in April 2001 and Executive Vice President, Operations and Information Systems in October 2005. Before joining Meridian, Mr. Baldini held various operations management positions with Instrumentation Laboratories and Fisher Scientific. Age: 52

[4]

Melissa A. Lueke was appointed Vice President, Chief Financial Officer and Secretary in January 2001 and Executive Vice President, Chief Financial Officer and Secretary in November 2009. Prior to her appointment, Ms. Lueke served as Meridian’s Controller since March 2000 and Acting Secretary from July 20, 2000 to January 23, 2001. Before joining Meridian, Ms. Lueke was employed by Arthur Andersen LLP from June 1985 to January 1999, most recently as a Senior Audit Manager. Age: 48

[5]

Susan A. Rolih was appointed Vice President of Regulatory Affairs and Quality Assurance in May 2001 and Senior Vice President of Regulatory Affairs and Quality Assurance in April 2008. Before joining Meridian, Ms. Rolih held various regulatory and quality positions with Immucor, Inc. Age: 62

[6]

Marco G. Calzavara, founder of the Bioline Group, which Meridian acquired July 20, 2010, was appointed President and Managing Director of Meridian Bioscience Europe in April 2011. Prior to this appointment, Mr. Calzavara had served as President of the Bioline Group of Companies since 1992. Age: 57

[7]

Vecheslav A. Elagin joined Meridian in August 2009 as Vice President of Research and Development, and was appointed Senior Vice President of Research and Development in November 2011. Before joining Meridian, Dr. Elagin held various executive research and development positions, most recently with Madison Life Science (August 2008 – August 2009), EraGen Biosciences (May 2006 – August 2008) and Third Wave Technologies (June 2003 – May 2006). Age: 44

[8]

Marviette D. Johnson served as Director of Human Resources from January 2006 to April 2008, as Senior Director of Human Resources from April 2008 to November 2009 and was appointed to her current position of Vice President of Human Resources in November 2009. Before joining Meridian in 2003, Ms. Johnson held various human resources leadership positions within the hospitality industry, including with Marriott International and Millennium Copthorne. Age: 43

[9]	Audit Committee Member.
[10]	Compensation Committee Member.
[11]	Nominating and Corporate Governance Committee Member.
[12]	Includes 325 shares held by his wife, 758 shares held as custodian for his grandchildren and 2,500 shares in an IRA to which he serves as advisor.
*	Less than one percent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the persons known by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of November 28, 2011, unless otherwise noted. Beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class[1]
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,064,975	7.53
Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	2,920,190	7.13
Brown Capital Management, LLC 1201 N. Calvert Street Baltimore, MD 21202	2,715,723	6.63
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,356,175	5.70
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,113,126	5.19

[1]	For the beneficial owners listed in the table, the percentages listed reflect disclosures in the Schedule 13Gs filed by each beneficial owner with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Meridian’s Executive Officers, Directors and persons who own more than ten percent of a registered class of Meridian’s equity securities to file reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms received by it, Meridian believes that during the last fiscal year, all of its Executive Officers, Directors and ten percent stockholders complied with the Section 16 reporting requirements, with the exceptions that (i) one late ownership report was filed for each of Mr. Lawrence J. Baldini and Mr. Antonio A. Interno with respect to the exercise of stock options; (ii) one late ownership report was filed for Mr. Richard L. Eberly with respect to the grant of options in connection with his promotion to Chief Commercial Officer; (iii) one late ownership report was filed for independent Director Robert J. Ready with respect to a sale of common shares; and (iv) one late ownership report was filed for Mr. William J. Motto with respect to an estate planning transaction. In making these statements, Meridian has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, and the written representation of its Directors and Executive Officers.

TRANSACTIONS WITH RELATED PERSONS

During fiscal 2011, Todd Motto, the adult son of William J. Motto, served as Business Development Coordinator, receiving $125,048 in compensation for fiscal 2011. This compensation consisted of $110,256 of base salary, $2,000 of auto and professional allowances, $8,992 of retirement plan contributions, and $3,800 for dividends on restricted stock granted under the 2004 Plan. Effective October 1, 2011, Todd Motto provides business development services on a limited basis at a rate of $250 per hour, primarily to wrap up projects he previously had in process.

Nasdaq rules require the Company to conduct an appropriate review of related party transactions required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404 for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another Committee comprised of independent Directors. As a result, the Audit Committee annually reviews all such related party transactions and approves each related party transaction if it determines that it is in the best interests of the Company. Additionally, the Audit Committee’s Charter provides it the authority to review, approve and monitor transactions involving the Company and “related persons” (Directors and Executive Officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding stock). This also covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee may consider all relevant factors, including, as applicable, (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company. This policy is included in the Company’s Employee Handbook. The approval of such related person transactions are evidenced by internal Company resolutions or memoranda.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2011, as well as the other individuals listed in the Summary Compensation Table below, are referred to as the “Named Executive Officers” or “NEOs.”

Compensation Philosophy and Objectives

Our policies regarding executive compensation programs are intended to balance motivating, rewarding and retaining executives with a competitive compensation package, and maximizing long-term shareholder value by linking compensation earned to both individual and Company performance. Compensation typically includes base salary, eligibility for annual cash bonuses and stock-based awards contingent on Company performance and/or future service, retirement plan contributions and other Company-sponsored benefits. A significant portion of each Executive Officer’s cash bonus and stock-based awards are dependent upon achieving business and financial goals and realizing other performance objectives. Examples of Company performance metrics for which we measure achievement are sales growth, net earnings growth and profit margins (gross profit, operating income and net earnings). Annual performance targets for these metrics are set at or above industry averages and historical results. Our compensation programs are intended to reward individual contributions (for example, bringing a new product to market) and Company-wide achievement of performance metric targets (for example, overall sales and net earnings growth).

The Compensation Committee of the Board of Directors is responsible for the development and ongoing oversight of compliance with this compensation philosophy. The Compensation Committee ensures that the total compensation paid to the NEOs is fair, reasonable and competitive.

Establishing Compensation Levels

Compensation levels for the NEOs are driven by market pay levels, the NEO’s leadership performance and overall Company performance. The Compensation Committee relies upon a combination of judgment (which is necessarily subjective) and guidelines (discussed herein), as well as market data, in determining the amount and mix of compensation components for the Executive Chairman. The compensation levels for the Chief Executive Officer are recommended to the Compensation Committee by the Executive Chairman; the compensation levels for the other NEOs are recommended by the Chief Executive Officer. The Compensation Committee has discretion to follow or modify such recommended levels of compensation. The Compensation Committee considers as crucial the input of our Executive Chairman and Chief Executive Officer in connection with its compensation processes and decisions relating to NEO compensation. The Compensation Committee is not obligated to follow their recommendations. The Company does not engage in strict numerical benchmarking in determining the percentage modifications for the NEOs.

Market Pay Levels

Market pay levels for the NEOs are determined annually in November for the upcoming calendar year. From time to time, at the request of the Compensation Committee, an outside financial advisor is used to gather and summarize for the Company disclosures of executive compensation paid by other publicly traded companies in the diagnostic and life science industries, as well as those outside such industries in the Greater Cincinnati area. This information concerns base salary, bonus awards and long-term incentive awards such as stock options and/or restricted stock for these peer companies, as well as their revenue, net earnings and market capitalization levels in order to take company size into consideration. The Compensation Committee considers this competitive market compensation paid by such companies, but does not attempt to maintain a certain target percentile within a peer group or otherwise rely on that data to determine executive compensation. This means that the Compensation Committee considers this information generally and as a reference point in determining the amounts and elements of our compensation program. For example, the Compensation Committee periodically reviews proxy statements of our industry peers to review their long-term incentive components in order to understand compensation trends in stock options, restricted stock and similar equity instruments. In other words, although it does not utilize such information for benchmarking purposes, the Compensation Committee considers such information as part of its decision-making process with respect to the Company’s executive compensation programs.

Company Performance

We believe that certain Company performance metrics drive shareholder value through stock price appreciation and dividends. We take this belief into account in setting performance metric targets that are considered in establishing the performance-based component of our compensation programs. Performance metric targets that are taken into consideration in our compensation programs include sales growth, earnings growth and profit margins. These targets are set at or above industry averages and historical results. In addition to these metrics, the ultimate success of the commercialization of our illumigene® molecular platform will be driven by the number and rate of instrument placements, and the build-out of the related product menu. We have recently implemented performance metric targets for instrument placement rates and product menu expansion in our compensation programs.

Our cash bonus and a portion of our stock-based award programs operate under the fundamental principle that minimum levels of net earnings be achieved prior to any compensation being earned under these programs. Net earnings targets are determined based on what the Company believes to be meaningful growth rates relative to its industry peers and the Company’s performance objectives. Stock-based awards granted under performance programs are generally forfeited if the Company does not meet its minimum earnings targets as specified in each grant.

Recovery of Prior Awards

Except as provided by applicable laws and regulations, we do not have a policy with respect to adjustment or recovery of awards or payments if relevant Company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would reduce the size of such award or payment. Under those circumstances, we expect that the Compensation Committee and the Board would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the applicable restatement or adjustment.

Tally Sheets

In setting the NEOs’ compensation, the Compensation Committee reviews all components of such compensation through the use of tally sheets. These tally sheets provide the amount of total compensation paid or earned by each NEO based on his or her base salary, cash bonus, stock-based awards, retirement contributions and perquisites. The tally sheets reviewed provide all of the information that is reflected in the Summary Compensation Table. The review by the Compensation Committee analyzes how changes in any element of compensation would impact other elements, particularly severance or change in control benefits, if applicable to the executive. Although this year such analysis did not result in the issuance of additional awards, such analysis has become an important component in the Compensation Committee’s review of executive compensation as the tally sheet allows the Compensation Committee to consider an executive’s overall compensation rather than only one or two specific components of an executive’s compensation. This allows the

Compensation Committee to make compensation decisions and evaluate management recommendations based on a complete analysis of an executive’s total compensation.

Components of Executive Compensation

Meridian’s executive compensation and benefits packages consist of: base salary, cash bonuses, long-term equity incentive awards, Company-sponsored benefit and retirement plans, and change in control severance benefits. Each of these components has a certain risk profile.

Element	Form of Compensation	Purpose	Risk Profile
Base Salaries	Cash	Provides competitive, fixed compensation to attract and retain exceptional executive talent	Low to moderate

Annual Cash Incentives	Cash	Provides a direct financial incentive to achieve corporate and individual operating goals	Moderate to high

Long-Term Equity Incentives	Incentive stock options, non-qualified stock options, restricted stock, restricted stock units and/or stock appreciation rights	Encourages Executive Officers to build and maintain a long-term equity ownership position in Meridian so that their interests are aligned with our shareholders	High

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including Retirement Plan contributions, premiums paid on long-term disability and life insurance policies, and certain perquisites	Benefit plans are part of a broad-based employee benefits program; the perquisites provide competitive benefits to our Executive Officers	Low

Change in Control Severance Benefits	Cash and continuation of certain benefits	Encourages Executive Officers to maximize value for shareholders in the event that the Company becomes subject to a change in control transaction	Moderate to high

The Compensation Committee has reviewed the risk profile of the components of the Company’s executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and has considered the risks an NEO might be incentivized to take with respect to such components. When establishing the mix among these components, the Compensation Committee is careful not to encourage excessive risk taking. Specifically, the performance objectives contained in the Company’s executive compensation programs have been balanced between annual and long-term incentive compensation to ensure that both components are aligned and consistent with our long-term business plan and that our overall mix of equity-based awards has been allocated to promote an appropriate combination of incentive and retention objectives.

The Compensation Committee believes that the Company’s executive compensation program does not incentivize the NEOs to engage in business activities or other behavior that would threaten the value of the Company or the investments of its shareholders.

The Compensation Committee continues to monitor and evaluate on an on-going basis the mix of compensation, especially equity compensation, awarded to the Named Executive Officers, and the extent to which such compensation aligns the interests of the NEOs with those of the Company’s shareholders. In connection with this practice, the Compensation Committee has, from time to time, reconsidered the structure of the Company’s executive compensation program and the relative weighting of various compensation elements. During fiscal 2012, the Compensation Committee approved a new equity incentive program (discussed below) that is intended to complement the historical mix of time-based and performance-based equity awards.

Interplay of Compensation Elements

We believe that each element of our compensation program plays a substantial role in maximizing long-term value for our shareholders and employees because of the significant emphasis on pay-for-performance principles. In fiscal 2011, we did not reach our minimum net earnings targets, and therefore, our NEOs did not earn any cash bonuses or performance-based equity awards.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. We use the Officers’ Performance Compensation Plan as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and stock-based awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on the performance of Meridian shares via application of the personal multiplier component of cash bonuses for the Executive Chairman and the Chief Executive Officer. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior performance and retain them to continue their careers with Meridian on a cost-effective basis.

Base Salary

The Company pays salaries that are designed to attract, motivate and retain experienced executives who will drive superior Company performance and maintain long-term shareholder value. The Compensation Committee considers recommendations from the Executive Chairman and Chief Executive Officer and approves annual base salaries that are commensurate with each NEO’s responsibilities and performance, as well as Company performance in the prior fiscal year, which are competitive with similar positions locally and in the industry. Salaries are set on a calendar year basis and therefore salaries paid in the first three months of each fiscal year beginning on the first day of October are set in the prior fiscal year.

For 2012, the Chief Executive Officer, Mr. Kraeutler, provided a recommendation to the Compensation Committee for 3% salary increases for the NEOs, except for two individuals for whom the recommendation was for 10% increases, based on a promotion for one individual and a market salary adjustment for the other individual. The Compensation Committee duly considered and followed these recommendations.

Cash Bonuses

The Compensation Committee believes that employees should be rewarded based on Company results and individual performance. The Compensation Committee awards cash bonuses pursuant to the Officers’ Performance Compensation Plan, contingent upon Company performance. Cash bonuses, if earned, are paid in the first quarter of each fiscal year, for the prior year’s performance. Cash bonuses are subject to the Company’s attainment of a specific net earnings target. Should the Company fail to reach such net earnings target, no cash bonuses are paid.

Cash bonuses are also subject to the application of a personal achievement multiplier as recommended by management, except that no such recommendation is made by management for the Executive Chairman, Mr. Motto, or the Chief Executive Officer, Mr. Kraeutler. In evaluating the personal achievement multipliers, the Compensation Committee takes into consideration the sales and net earnings levels, sales and net earnings growth rates and achievement against plan, profit margins and improvements therein, and individual achievements and leadership of the NEOs. Instead of establishing specific quantifiable targets for each of these factors, the Compensation Committee exercises its discretion in using the factors to determine each NEO’s personal achievement multiplier. Specifically, the Compensation Committee does not establish measurable objective targets in connection with its deliberation of such factors. The adoption and application of such factors are intended to be discretionary and subjective so that the Compensation Committee can use its business judgment to provide an appropriate incentive and award for performance that sustains and enhances long-term shareholder value. The Compensation Committee believes that such discretionary and subjective components allow it to respond appropriately as business and strategic environments change and are appropriate for the size of the Company. The personal achievement multiplier choices are 0 (zero), 0.75, 1.0, 1.25, 1.5 or 2.0. For example, a personal achievement multiplier of 1.25 would result in a bonus payout percentage of 37.5% when applied to a 30% base salary component. A personal achievement multiplier of 0 (zero) would result in no bonus payout and is intended for circumstances where the NEO’s performance is far less than satisfactory.

Company Performance Component and 2011 Results

The 2011 Officer’s Performance Compensation Plan, which was similar in form to the plans utilized over the last several fiscal years, provided for the granting of cash bonuses as a percentage of base salary if 2011 net earnings reached $31,800,000. For 2011, actual net earnings were below the minimum threshold, and therefore, there were no cash bonuses awarded to the NEOs for fiscal 2011 performance.

2012

At its November 9, 2011 meeting, the Compensation Committee approved the Officers’ Performance Compensation Plan for fiscal 2012. The 2012 Plan will award cash bonuses if 2012 net earnings reach $35,400,000, which the Compensation Committee believes is a meaningful increase from 2011 net earnings of $28,394,000. These net earnings amounts exclude the costs related to consolidation of our Saco, Maine facility into our Memphis, Tennessee facility, and the reorganization of our global sales and marketing organization. Consistent with 2011, the 2012 Plan also provides for increasing bonus awards tied to increasing net earnings beyond the initial minimum level. The 2012 Plan includes six net earnings thresholds ranging from a low of $35,400,000 to a high of $37,800,000. These six net earnings thresholds represent growth over 2011 net earnings ranging from a low of 25% to a high of 33%. The corresponding potential bonus payouts as a percent of base salary, before application of the personal multiplier, for the six net earnings thresholds ranged from a low of 10% to a high of 60%. Depending on the level of net earnings achieved and the application of the personal multiplier, cash bonuses for the NEOs could range from 0% to 120% of base salary.

Management and the Compensation Committee have intended that the earnings thresholds should be set at meaningful rates so that management must be diligent, focused and effective in order to achieve these goals. In other words, the Company and management believed at the time of the establishment of these thresholds that they would be challenging to achieve and would require substantial efforts from management. To this end, the Compensation Committee tends to set the thresholds consistent with the earnings guidance range requiring that the low end of guidance is achieved before bonuses are paid.

Long-Term Incentive Awards

The Compensation Committee believes that equity-based compensation encourages employees to commit to the long-term goals of the Company. This ensures that the Company’s NEOs have a stake in the long-term creation of shareholder value. A significant portion of the awards is performance-based, meaning the NEOs’ ability to vest in that portion of awards is contingent upon the Company achieving a minimum level of net earnings.

For fiscal 2012, at its meeting on November 9, 2011, the Compensation Committee approved two types of restricted stock unit awards. The first type of restricted stock unit award is performance-based, where the NEOs’ ability to vest in such awards is contingent upon the Company reaching a minimum level of net earnings of $37,800,000 for fiscal 2012. This award would vest 25% per year over four years, if earned. The second type of restricted stock award is time-based and fully vests after four years. The Compensation Committee believes that this latter award is appropriate to encourage retention of top management talent during what continues to be, in their belief, one of the most challenging economic environments over the last 20+ years.

In addition to the restricted stock unit awards mentioned in the previous paragraph, at its meeting on November 9, 2011, the Compensation Committee approved an additional equity award plan. The objective of this award is to reward NEOs for meeting Company revenue targets in advance of planned expectations, in light of the commercialization of our illumigene® molecular platform. The awards are in the form of non-qualified stock options and restricted stock units, and can only be earned if cumulative revenue thresholds are met three months (one fiscal quarter) in advance of planned expectations (for example, two years of revenues are achieved in 1.75 years). The revenue thresholds (cumulative) are as follows:

•	$414 million for the 21-month period October 1, 2011 through June 30, 2013;

•	$684 million for the 33-month period October 1, 2011 through June 30, 2014; and

•	$1.009 billion for the 45-month period October 1, 2011 through June 30, 2015.

These cumulative revenue thresholds operate independently, meaning, if the 2013 target expires before achievement, the 2014 and 2015 targets remain active.

The following table summarizes the equity awards for the NEOs.

NEO	No. of Shares of Performance- Based RSUs	No. of Shares of Time-Based RSUs	Additional Equity Award Program RSUs	Additional Equity Award Program Options
Chief Executive Officer	10,000	10,000	7,500	112,500
EVP, CFO and Secretary	7,500	7,500	—	105,000
Executive Chairman of the Board	10,000	10,000	7,500	112,500
EVP, CCO	7,500	7,500	7,500	112,500
Pres. and Managing Director, MBE	7,500	7,500	35,000	—

Although Meridian does not have a written policy regarding the timing or practices related to granting equity awards, neither Meridian nor the Compensation Committee engages in spring-loading, back-dating or bullet-dodging practices. Stock options and restricted stock awards are generally granted at a regularly scheduled meeting of the Compensation Committee in the first quarter of the fiscal year, after Meridian issues a press release announcing the results of the prior fiscal year. Stock options are granted at the closing market price on the date of grant, pursuant to the 2004 Equity Compensation Plan. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no rights to vote or to receive dividends. Prior to vesting of restricted stock units, the holder will receive dividend equivalent payments. Restricted stock units do not have voting rights.

Company-Sponsored Benefit and Retirement Plans

Meridian provides Company-sponsored benefit and retirement plans to the NEOs. In general, executives participate in the Company’s benefit and retirement plans on the same basis as other Company employees. The core benefit package includes health, dental, short and long-term disability, and group term life insurance. Meridian generally provides retirement benefits to executives through qualified (under the Internal Revenue Code) defined contribution plans.

The Company and Mr. Kraeutler are parties to a salary continuation agreement to supplement Mr. Kraeutler’s retirement savings. This agreement provides monthly compensation of $5,000 for 120 months after retirement or separation from the Company under certain circumstances.

Change in Control Severance Benefits

The Compensation Committee believes that a reasonable level of salary and Company-sponsored benefit protection provides a means of retention and allows the NEOs to remain focused on achievement of Company goals and objectives in the event that the Company becomes subject to a merger or acquisition transaction. This component of compensation would only be paid in the event of a change in control of the Company, under certain qualifying conditions. For the NEOs other than the CEO and Executive Chairman, this component of compensation would include two years’ salary, performance bonus and core benefits. For the CEO, this component of compensation would include three years’ salary, performance bonus and core benefits. This benefit is not available to the Executive Chairman.

Other Personal Benefits

Allowances for automobiles and professional, financial and tax planning are made available to Meridian’s NEOs and other corporate officers. The costs to the Company are included in the All Other Compensation table on page 49. The Company believes these perquisites to be reasonable, comparable to peer companies and consistent with the Company’s overall executive compensation philosophy.

Internal Pay Equity

The Compensation Committee believes that the relative difference between the Chief Executive Officer’s compensation and the compensation of the Company’s other executives has not increased significantly over the years. Further, the Compensation Committee believes that the Company’s internal pay equity structure is consistent with our peer group and is appropriate based upon the contributions to the success of the Company and as a means of motivation to other executives and employees.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code contains compensation deduction limitations for certain highly compensated employees. One exception to this limitation is for performance-based compensation that is approved by, among other things, a committee of “outside directors” (as defined under IRS treasury regulations). The Committee believes that all compensation paid to the NEOs for fiscal year 2011 is properly deductible under Section 162(m), but no assurance can be made in this regard.

Actions of the Compensation Committee

In several meetings during the year, the Executive Chairman, Mr. Motto, the Chief Executive Officer, Mr. Kraeutler, and the Compensation Committee Chairman discussed, among other things, Meridian’s compensation system and its effectiveness in attracting and retaining top notch employees. These individuals believe that the system, including the Officers’ Performance Compensation Plan, is understood by employees and shareholders and has worked well in practice. They noted that the underlying principles in the plan have been followed for many years, even when following such principles resulted in no bonuses being awarded (2001, 2009, 2010 and 2011) and performance-based stock awards being forfeited (2001, 2008, 2009 and 2011). The Committee discussed on a number of occasions the advisability of engaging a compensation consultant. The Compensation Committee concluded that it did not want to engage a compensation consultant this year, in part because of the relatively small number of Executive Officers and their frequent interaction.

At its November 9, 2011 meeting, the Compensation Committee discussed these matters, both with and without the presence of management. The Compensation Committee discussed the recommendations of the Executive Chairman and the Chief Executive Officer for compensation levels for all officers and answered questions about individual recommendations and the general pay increases to be paid throughout the Company. The Committee then made the compensation decisions, which are reflected in the figures presented in this proxy statement.

SUMMARY COMPENSATION TABLE

The following table summarizes the aggregate compensation paid, or earned, by each of the NEOs for the fiscal years ended September 30, 2011, 2010 and 2009, respectively.

Name and Principal Position (a)	Year (b)	Salary (c)		Bonus[1] (d)	Stock Awards[2] (e)		Option Awards[3] (f)		Non-Equity Incentive Plan Compensation (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)	All Other Compensation[4] (i)		Total
John A. Kraeutler Chief Executive Officer	2011 2010 2009	$ $ $	546,000 540,346 511,538	— — —	$ $	228,300 221,850 —		— — —	— — —	— — —	$ $ $	69,111 54,017 37,767	$ $ $	843,411 816,213 549,305
Melissa A. Lueke Executive Vice President, Chief Financial Officer and Secretary	2011 2010 2009	$ $ $	238,493 233,579 210,736	— — —	$ $	171,225 166,387 —		— — —	— — —	— — —	$ $ $	40,640 27,274 25,588	$ $ $	450,358 427,240 236,324
William J. Motto Executive Chairman of the Board of Directors	2011 2010 2009	$ $ $	546,000 540,346 524,999	— — —	$ $	228,300 221,850 —		— — —	— — —	— — —	$ $ $	110,825 95,424 87,816	$ $ $	885,125 857,620 612,815
Richard L. Eberly Executive Vice President, Chief Commercial Officer	2011 2010 2009	$ $ $	326,466 275,341 270,032	— — —	$ $	171,225 166,387 —	$ $	48,355 9,510 —	— — —	— — —	$ $ $	44,910 39,314 27,039	$ $ $	590,956 490,552 297,071
Marco G. Calzavara[5] President and Managing Director, MBE	2011 2010 2009	$ $	270,406 35,855 —	$96,003 — —		$193,945 — —		— — —	— — —	— — —	$ $	20,474 1,631 —	$ $	580,828 37,486 —
Antonio A. Interno[6] Former Senior Vice President, President and Managing Director, MBE	2011 2010 2009	$ $ $	190,198 388,492 382,370	— — —	$ $	171,225 166,387 —		— — —	— — —	— — —	$ $ $	810,678 71,538 47,854	$ $ $	1,172,101 626,417 430,224

[1]

Aside from payments to Bioline Group employees for fiscal 2011, which Mr. Calzavara was considered for fiscal 2011 bonus purposes, no payments were made pursuant to the Officers’ Performance Compensation Plan for fiscal 2011, 2010 or 2009 as the corporate-wide targets were not reached for any of the respective fiscal years.

[2]

The amounts shown reflect the grant date fair value of the restricted stock issued during fiscal years 2011, 2010 and 2009 in accordance with ASC Topic 718. No expense is included in this table related to restricted stock issued November 12, 2008 or the performance-based portion of the restricted stock issued November 11, 2010. Because the required earnings target for Meridian was not reached for fiscal 2009 or fiscal 2011, the performance-based restricted shares have been cancelled. Regarding the performance-based restricted stock issued November 12, 2009, while the 2010 earnings target was not met, on September 30, 2010, the Compensation Committee of the Board of Directors chose to convert the performance-based restricted shares to time-vested restricted shares in recognition of the achievement in 2010 of several strategic initiatives that positioned the Company for future growth. As a result, the grant date fair value of such shares is reflected during fiscal 2010 in the above table. A discussion of the assumptions used in calculating these values may be found in Note 8(b) on page 67 to the Company’s Annual Report on Form 10-K filed November 29, 2011.

[3]

The amounts shown reflect the grant date fair value of the restricted stock issued during fiscal years 2011, 2010 and 2009 in accordance with ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 8(b) on page 67 to the Company’s Annual Report on Form 10-K filed November 29, 2011.

[4]	See the All Other Compensation table below for amounts, which include certain Company contributions, perquisites and other personal benefits.

Fiscal 2011

	All Other Compensation
	John A. Kraeutler	Melissa A. Lueke	William J. Motto	Richard L. Eberly	Marco G. Calzavara	Antonio A. Interno
Retirement Contributions	$14,060	$13,865	$14,060	$14,060	$6,625	$21,610
Auto Lease / Auto Allowance	17,251	8,000	13,965	12,000	11,650	13,938
Financial and Tax Planning	15,000	1,675	60,000	1,750	—	—
Restricted Stock Dividends	22,800	17,100	22,800	17,100	2,199	8,550
Separation Payment	—	—	—	—	—	766,580

Totals	$69,111	$40,640	$110,825	$44,910	$20,474	$810,678

[5]

Mr. Calzavara’s salary and bonus were £169,000 and £60,000, respectively, in 2011; and £23,000 and £0, respectively, in 2010. All conversions were made at the average exchange rates for fiscal 2011 and 2010, respectively.

[5]

On March 31, 2011, Mr. Interno retired from his position with Meridian. In connection with his retirement and resignation Mr. Interno (ii) received the €550,000 one-time payment detailed in the All Other Compensation table above, and (ii) executed a professional services agreement under which he will provide certain services to the Company through December 31, 2012, for which he will receive monthly payments of €6,500. In addition, upon his retirement and in accordance with the Company’s 2004 Equity Compensation Plan, as Amended and Restated through January 22, 2008, 7,500 time-based Restricted Stock Units (“RSUs”) awarded November 12, 2009 and 7,500 time-based RSUs awarded November 11, 2010 became fully vested. Mr. Interno’s salary and bonus were €136,426 and €0, respectively, in 2011; €287,542 and €0, respectively, in 2010; and €282,935 and €0, respectively, in 2009. All conversions were made at the average exchange rates for fiscal 2011, 2010 and 2009, respectively.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth, for each of the NEOs, information related to grants made during fiscal 2011 under Meridian’s 2004 Equity Compensation Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of	All other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Stock or Units (#)[1,2]	Underlying Options (#)[3]	Awards ($/Sh)	and Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John A. Kraeutler	11/11/10	—	—	—	—	—	—	10,000	—	—		$228,300
Melissa A. Lueke	11/11/10	—	—	—	—	—	—	7,500	—	—		$171,225
William J. Motto	11/11/10	—	—	—	—	—	—	10,000	—	—		$228,300
Richard L. Eberly	11/11/10 01/31/11	— —	— —	— —	— —	— —	— —	7,500 —	— 10,000	$ — 21.94	$ $	171,225 48,355
Marco G. Calzavara	04/21/11	—	—	—	—	—	—	7,900	—	—		$193,945
Antonio A. Interno	11/11/10	—	—	—	—	—	—	7,500	—	—		$171,225

[1]

With the exception of Mr. Calzavara (see Note 2 below), restricted stock awards reflected were granted on November 11, 2010. At the time of grant, half of each NEO’s restricted shares were time-based with 100% vesting after four years, and the remaining half were performance-based, subject to attainment of a specified earnings target for fiscal 2011. As the 2011 earnings target was not met, the performance-based restricted shares have been cancelled and are not reflected in the table above.

[2]	Mr. Calzavara’s restricted stock unit (“RSU”) award is comprised of the following, all of which were granted on April 21, 2011:

(i)	Award of 3,200 RSUs in recognition of Mr. Calzavara becoming a Meridian employee as of July 20, 2010, the acquisition date of the Bioline Group, of which Mr. Calzavara was a co-founder. These RSUs vest in four equal installments on the anniversary date of the Bioline Group acquisition (i.e., vests 25% per year until fully vested on July 20, 2014).

(ii)	Award of 3,200 RSUs in recognition of Mr. Calzavara being promoted. These RSUs vest in four equal installments on the January 31 of each year (i.e., vests 25% per year until fully vested on January 31, 2015).

(iii)	Award of 3,000 RSUs in connection with the annual equity incentive program, similar to the awards discussed in Note 1 for remaining NEOs. At the time of grant, half of Mr. Calzavara’s RSUs were time-based with 100% vesting on November 11, 2014, and the remaining half were performance-based, subject to attainment of a specified earnings target for fiscal 2011. As the 2011 earnings target was not met, the performance-based RSUs have been cancelled and are not reflected in the table above.

[3]

Stock option award reflected was made in recognition of Mr. Eberly’s promotion, has a ten-year term and vests in four equal annual installments from the date of grant (i.e., vests 25% per year until fully vested on January 31, 2015).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the NEOs’ holdings of equity awards under Meridian’s 2004 Equity Compensation Plan and the 1996 Stock Option Plan as of September 30, 2011.

Under these plans, general stock option awards have a ten-year term and vest in four equal annual installments from the date of grant. The Company’s performance-based options that have been earned to date, vest in three equal annual installments, beginning on the date of the earnings release indicating that performance targets were met for the period. As previously described herein, the restricted stock awards under these plans have been a combination of time-based and performance-based grants, with all of the restricted stock holdings reflected in the following table being time-based (see Notes 7, 8, 9 & 10 to the table).

Name (a)	Number of Securities Underlying Unexercised Option (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
John A. Kraeutler	5,250 10,500 15,750 15,750 25,000	[2] [2] [2] [2] [3]	— — — — — 25,000	[4]	— — — — — —	$ $ $ $ $ $	4.525 7.280 14.007 16.554 33.090 33.090	12/02/13 12/07/14 11/10/15 11/15/16 01/28/18 01/28/18	— — — — — — 10,000 10,000	[7] [8]	$ $	— — — — — — 157,400 157,400	— — — — — — — —	— — — — — — — —
Melissa A. Lueke	5,250 10,500 15,750 15,750	[2] [2] [2] [2]	— — — —		— — — —	$ $ $ $	4.525 7.280 14.007 16.554	12/02/13 12/07/14 11/10/15 11/15/16	— — — — 7,500 7,500	[7] [8]	$ $	— — — — 118,050 118,050	— — — — — —	— — — — — —
William J. Motto	7,988 15,750 15,750 15,750 15,750	[1] [2] [2] [2] [2]	— — — — —		— — — — —	$ $ $ $ $	2.800 4.525 7.280 14.007 16.554	11/19/12 12/02/13 12/07/14 11/10/15 11/15/16	— — — — — 10,000 10,000	[7] [8]	$ $	— — — — — 157,400 157,400	— — — — — — —	— — — — — — —
Richard L. Eberly	5,250 10,500 15,750 375 —	[2] [2] [2] [5]	— — — 1,125 10,000	[5] [6]	— — — — —	$ $ $ $ $	7.280 14.007 16.554 19.710 21.940	12/07/14 11/10/15 11/15/16 08/04/20 01/31/21	— — — — — 7,500 7,500	[7] [8]	$ $	— — — — — 118,050 118,050	— — — — — — —	— — — — — — —
Marco G. Calzavara									2,400 3,200 1,500	[9] [10] [8]	$ $ $	37,776 50,368 23,610	— — —	— — —
Antonio A. Interno	—		—		—		—	—	—			—	—	—

[1]	Options vested on December 31, 2003.
[2]

Options vested in three equal annual installments beginning one year from public earnings release date for the fiscal year ending immediately following the grant date, indicating that performance targets were met, occurring approximately one year from date of grant.

[3]	Options vested on January 22, 2011.
[4]	Options vest on January 22, 2013.
[5]	Options vest in four equal annual installments from the date of grant (i.e., vest 25% per year until fully vested on August 4, 2014).
[6]	Options vest in four equal annual installments from the date of grant (i.e., vest 25% per year until fully vested on January 31, 2015).
[7]	Shares/units vest on November 12, 2013.
[8]	Shares/units vest on November 11, 2014.
[9]

Units vest in four equal annual installments from the July 20, 2010 date of the Bioline Group acquisition (i.e., vest 25% per year until fully vested on July 20, 2014). The first 800 unit tranche of the originally granted units vested on July 20, 2011 and are not reflected in the above table.

[10]	Units vest in four equal annual installments from January 31, 2011 (i.e., vest 25% per year until fully vested on January 31, 2015).

OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the NEOs, information on options exercised and restricted stock vested during fiscal 2011.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized On Vesting ($) (2) (e)
John A. Kraeutler	123,751	$1,921,447	—	$—
Melissa A. Lueke	22,500	$466,650	—	$—
William J. Motto	113,063	$1,762,222	—	$—
Richard L. Eberly	22,500	$484,020	—	$—
Marco G. Calzavara	—	$—	800	$21,856
Antonio A. Interno	48,750	$659,594	15,000	$359,850

[1]	Amounts reflect the difference between the exercise price of the option and the market price of Meridian common shares at the time of exercise.
[2]	Amounts reflect the market price of Meridian common shares at the time of restricted stock or restricted units vesting.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth, for each of the NEOs, certain information concerning nonqualified deferred compensation for fiscal 2011.

Name	Executive Contributions during FY 2011	Registrant Contributions during FY 2011	Aggregate Earnings during FY 2011	Aggregate Withdrawals / Distributions	Aggregate Balance at 9/30/11
John A. Kraeutler	—	—	($4,267)	—	$212,185
Melissa A. Lueke	—	—	—	—	—
William J. Motto	—	—	—	—	—
Richard L. Eberly	—	—	—	—	—
Marco G. Calzavara	—	—	—	—	—
Antonio A. Interno	—	—	—	—	—

Our 401(k) Savings Plan (“401(k) Plan”) allows all U.S. employees of the Company as of the first day of their employment to set aside a portion of their compensation each year for their retirement needs up to the limits set by the Internal Revenue Code. The Company contributes a matching contribution of 100% of the first 3% of the employee’s contribution (i.e., up to 3% of an employee’s salary) subject to Internal Revenue Code limitations. The Company may also contribute a profit-sharing contribution at its discretion. Employee contributions are 100% vested immediately, while Company contributions are subject to a graded vesting schedule of 20% per year for 5 years. Participants are entitled to direct the investment of their accounts among various mutual funds selected by the Company’s Fiduciary Committee. The Plan also provides that Company discretionary profit-sharing contributions may be invested in Company stock. Participants who terminate employment are entitled to receive the vested portion of their accounts.

Marco G. Calzavara, current President of our European operations, is a non-U.S. employee who participates in a retirement savings plan similar to the 401(k) Plan described above. Under the plan, Mr. Calzavara may contribute up to 5% of salary, with the Company matching 100% of his contribution. During fiscal 2011, the Company’s matching contribution to Mr. Calzavara’s account totaled $6,625.

Additionally, Antonio A. Interno, former Senior Vice President, President and Managing Director of our European operations, was a non-U.S. employee. Mr. Interno received a profit-sharing allocation that is commensurate with amounts received by Executive Officers who are U.S. employees and participate in our 401(k) Plan. Mr. Interno also received retirement contributions based on amounts contributed by Meridian Bioscience Europe s.r.l. pursuant to the Italian government pension system, INPS. The amount of such contribution was $8,269 for fiscal 2011.

A salary continuation agreement with John A. Kraeutler allows the Company to contribute amounts above the IRS limit. This agreement, as amended August 3, 2011, provides additional compensation of $5,000 per month for 120 months following retirement or separation from the Company under certain circumstances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In the case of a disability, Meridian is obligated to pay Mr. William J. Motto 60% of his total annual salary and bonus for a period of up to 60 months. In the case of death, Meridian is obligated to pay to Mr. Motto’s designated beneficiaries up to $1 million. These benefits are to be reduced by the gross amount of any life insurance payments or disability insurance payments made to Mr. Motto, or his beneficiaries as the case may be, under any insurance policy or program maintained by Meridian, other than group term life insurance programs maintained for all employees.

Mr. Kraeutler and Meridian are parties to an employment agreement dated December 29, 2008, which sets forth compensation, non-competition, benefit and severance provisions and provides for a payment equal to three times Mr. Kraeutler’s base salary (plus any salary earned but not paid) and three-year average annual performance bonus if Mr. Kraeutler is terminated by Meridian without cause, Mr. Kraeutler terminates his employment for good reason or upon a change in control of Meridian. In the case of disability, Meridian is obligated to pay Mr. Kraeutler 100% of his base and performance compensation, averaged from the three preceding fiscal years, until age 65. This agreement was effective for a period of 36 months commencing December 29, 2008, automatically extending each day for additional 36-month periods until either party terminates the agreement. This agreement amended an earlier agreement, dated February 15, 2001, to comply with Section 409A and is similar in substance to the pre-existing agreement.

Had a change in control occurred on September 30, 2011, Mr. Kraeutler would have been entitled to the following under the agreement:

Salary	$1,597,885
Annual Performance Bonus	—

Total Payment	$1,597,885

In addition, on March 18, 2011, the Board of Directors adopted the Meridian Bioscience, Inc. Change in Control Severance Compensation Policy (the “Policy”), which applies to the Company’s Named Executive Officers (as defined in Item 402 of Regulation S-K) and other Executive Officers of the Company and its affiliates other than the Executive Chairman and Chief Executive Officer – with Mr. Kraeutler’s benefits and provisions provided in the separate, individual agreement described above. Generally, subject to certain conditions surrounding post-change in control employment, in the event of a qualifying change in control, each Executive Officer covered under the Policy will be entitled to:

•	Base salary, accrued bonus and certain other benefits through the later of the effective date of the change in control or termination of employment;

•

Lump sum payment equal to two (2) times the sum of (i) the base salary in effect immediately preceding the change in control, and (ii) the average of the bonus amounts paid for each of the two fully-completed fiscal years immediately preceding the change in control; and

•	Continued participation in the Company’s medical and dental plans for a twenty-four (24) month period following the effective date of the change in control.

Had a change in control occurred on September 30, 2011, the NEOs to which the Policy applied at that date (Ms. Lueke, Mr. Eberly and Mr. Calzavara) would have been entitled to the following lump sum payments under the Policy:

	Melissa A. Lueke	Richard L. Eberly	Marco G. Calzavara
Salary	$472,072	$601,807	$306,261
Annual Performance Bonus	—	—	96,003

Total Lump Sum Payment	$472,072	$601,807	$402,264

DIRECTOR COMPENSATION

For fiscal 2011, non-employee Directors of Meridian received $30,000 per year for serving as Directors and as members of Committees of the Board. They also received $1,500 for each meeting of the Board and $1,000 for each Committee meeting attended. They received $750 for each Board meeting and $500 for each Committee meeting held by telephone. The Audit Committee Chairman received an additional $8,000 annually and the Compensation Committee Chairman received an additional $3,000 annually. The Board Secretary received an additional $1,000 for serving at each meeting of a Committee of which he is not a member. In accordance with the terms and conditions set forth in the 2004 Plan, each non-employee Director was also granted a non-qualified option to purchase 7,500 common shares at the time of election or re-election to the Board of Directors, with the exercise price being the closing sale price on Nasdaq reported on the date of grant. Directors who are employees of Meridian are not separately compensated for serving as Directors.

The following table provides information on compensation related to fiscal 2011 for non-employee Directors who served during fiscal 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James M. Anderson	$46,000	—	$36,383	—	—	—	$82,383
James A. Buzard[2]	$22,500	$110,000	—	—	—	—	$132,500
Gary P. Kreider	$49,000	—	$36,383	—	—	—	$85,383
David C. Phillips	$55,750	—	$36,383	—	—	—	$92,133
Robert J. Ready	$50,750	—	$36,383	—	—	—	$87,133

[1]

The amounts shown reflect the grant date fair value of the awards made in fiscal year 2011 in accordance with ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 8(b) on page 67 to the Company’s Annual Report on Form 10-K filed November 29, 2011.

[2]

Mr. Buzard retired from the Board at the end of his term in January 2011. In recognition of his years of service to Meridian, Mr. Buzard was granted shares of Meridian common stock with a market value of $110,000 as of the date of grant.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the proxy statement for next year’s meeting is August 16, 2012.

The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meridian’s proxy statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2013 Annual Shareholders’ Meeting, it must be received prior to October 31, 2012. If there is a change in the anticipated date of next year’s Annual Shareholders’ Meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 8-K and/or Form 10-Q filings.

Meridian’s Code of Regulations provides that only persons nominated by an officer, Director or in writing by a shareholder not earlier than 150 days nor later than 90 days prior to the meeting at which Directors are to be selected shall be eligible for election and that shareholder proposals be presented not earlier than 150 days nor later than 90 days prior to the meeting at which the proposals are to be presented.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

Melissa A. Lueke

Executive Vice President, Chief Financial Officer and Secretary

Meridian Bioscience, Inc.

3471 River Hills Drive

Cincinnati, Ohio 45244

or call us at (513) 271-3700.

For information about your record holdings call the Computershare Shareholder Services at (888) 294-8217.

ANNEX A

MERIDIAN BIOSCIENCE, INC. 2004 EQUITY COMPENSATION PLAN

MERIDIAN BIOSCIENCE, INC.

2004 EQUITY COMPENSATION PLAN

MERIDIAN BIOSCIENCE, INC.

2004 EQUITY COMPENSATION PLAN

ARTICLE 1

OBJECTIVES

Meridian Bioscience, Inc. established this 2004 Equity Compensation Plan effective December 7, 2004 (the “Effective Date”). The Plan was Amended and Restated as of November 9, 2005 to reflect, among other things, changes in the number of Shares occasioned by the three-for-two split of the Common Shares which occurred September 2, 2005 and for other reasons on January 19, 2006 and January 22, 2008. The purposes of this Plan are to enable the Company and its Subsidiaries to compete successfully in retaining and attracting key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward the Company’s objectives and to encourage the identification of their interests with those of the Company’s shareholders.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1. “Advisor” means anyone who provides bona fide advisory or consultation services to the Company other than the offer or sale of securities in a capital-raising transaction.

2.2. “Award” means any one or more of the following: (a) Stock Options, (b) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (c) Restricted Stock; (d) Performance Awards; and (e) other awards based in whole or in part by reference to or otherwise based on the Company’s Common Shares, or other securities of the Company or any Subsidiary.

2.3. “Award Agreement” means a written agreement setting forth the terms of an Award.

2.4. “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.5. “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

2.6. “Board” means the Board of Directors of the Company.

2.7. “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.8. “Committee” means the committee appointed by the Board and consisting of one or more Directors who qualify as Non-Employee Directors as defined by Rule 16b-3(b)(3)(i). To the extent that it is desired that compensation resulting from an Award be excluded from the deduction limitation of Section 162(m) of the Code, all members of the Committee granting an Award also shall be “outside directors” within the meaning of Section 162(m).

2.9. “Covered Employee” means an employee covered by Section 162(m) of the Code, which as of the effective date of this Plan includes any individual who, on the last day of the taxable year is the Chief Executive Officer (or person acting in that capacity) or one of the four highest compensated Officers (other than the Chief Executive Officer) as determined under rules of the Securities and Exchange Commission.

2.10. “Director” means a member of the Board.

2.11. “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

2.12. “Eligible Employee” means anyone, other than one who receives retirement benefits, consulting fees, honorariums, and the like from the Company, who performs services for the Company or a Subsidiary, including an Officer or Director of the Company or a Subsidiary, compensated on a regular basis by the Company or a Subsidiary.

2.13. “Fair Market Value” means the last closing price for a Common Share on the NYSE, NASDAQ or any stock exchange or national trading or quotation system on which such sales of Common Shares are reported. If the Common Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

2.14. “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

2.15. “Non-Employee Director” means each Director of the Company or its subsidiaries, now serving as a Director or elected hereafter, who is not also an employee of the Company or any of its subsidiaries.

2.16. “Non-Qualified Option” means any Stock Option that is not an Incentive Option.

2.17. “Non-Tandem SAR” means a Stock Appreciation Right granted without reference to a Stock Option.

2.18. “Officer” means the president, principal financial officer, principal accounting officer, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other officer who performs a significant policy-making function.

2.19. “Option Price” or “Exercise Price” means the price per Common Share at which a Common Share may be purchased upon the exercise of a Stock Option or an Award.

2.20. “Other Stock Unit Awards” shall have the meaning set forth in Section 10.1 hereof.

2.21. “Participant” means a person to whom an Award has been made pursuant to this Plan.

2.22. “Performance Award” means an Award of a fixed number of Common Shares or cash conditioned upon meeting performance criteria granted to a Participant pursuant to Article 9.

2.23. “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals established by the Committee with respect to such an Award are to be measured.

2.24. “Plan” means this 2004 Equity Compensation Plan, as amended from time to time.

2.25. “Reference Option” shall have the meaning set forth in Section 7.1 hereof.

2.26. “Restricted Period” means the period of not less than three years following the date of grant of any Restricted Stock Award, unless otherwise provided by the Committee in the related Award Agreement.

2.27. “Restricted Stock” means Common Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.28. “Restricted Stock Award” means an Award of a fixed number of Common Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

2.29. “Retirement” means termination of employment or service from the Company, other than a termination for the reasons specified in Sections 12.1.3 or 12.1.4, and other than by death or Disability by an employee or a Director who is at least 65 years of age, or 55 years of age with at least ten years of employment with, or service on the Board of, the Company or a Subsidiary.

2.30. “Rule 16b-3” mean Securities and Exchange Commission Regulation Section 240.16b-3 or any corresponding successor regulation.

2.31. “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash and/or Common Shares equal in value to the excess of the Fair

Market Value of one Common Share on the date of exercise of the SAR over the reference price per Common Share established on the Grant Date of the SAR.

2.32. “Stock Option” means the right to purchase Common Shares granted pursuant to Article 6.

2.33. “Subsidiary” means any corporation, partnership, joint venture, or other entity of which the Company owns or controls, directly or indirectly, 25% or more of the outstanding voting stock, or comparable equity participation and voting power, or which the Company otherwise controls, by contract or any other means. However, when the term “Subsidiary” is used in the context of an Award of an Incentive Option, the applicable percentage shall be 50%. “Control” means the power to direct or cause the direction of the management and policies of a corporation or other entity.

2.34. “Tandem SAR” means a Stock Appreciation Right granted with reference to a Stock Option.

2.35. “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3

ADMINISTRATION

3.1. Committee. This Plan shall be administered and interpreted by the Committee.

3.2. Awards. The Committee is authorized to grant (i) Stock Options; (ii) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (iii) Restricted Stock; (iv) Common Shares conditioned upon meeting performance criteria; and (v) other awards based in whole or in part by reference to or otherwise based on the Company’s Common Shares, or other securities of the Company or any Subsidiaries (collectively, the “Awards”). In particular, the Committee shall have the authority:

3.2.1 to select the persons to whom Awards may be granted;

3.2.2 to determine the types and combinations of Awards to be granted;

3.2.3 to determine the number of Common Shares or monetary units which may be subject to each Award;

3.2.4 to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on Transfer, any vesting schedule or acceleration, the application of performance goals as set forth in Section 9.1.2, or any forfeiture provisions or waiver, regarding any Award, and the related Common Shares, based on such factors as the Committee shall determine; and

3.2.5 to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vesting of, any outstanding Award, as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan for those Awards intended to be Incentive Options or meet the conditions of Section 162(m) of the Code, but no such changes shall impair the rights of any Participant without his or her consent.

3.3. Guidelines. The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

3.4. Delegation of Authority. The Committee may delegate its authority to Officers of the Company and its administrative duties to Officers or employees of the Company except with respect to persons who are senior Officers of the Company as defined by the Committee and except where performance goals for particular compensation grants are intended to be excluded from the deduction limitation imposed by Section 162(m) of the Code.

3.5. Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

ARTICLE 4

COMMON SHARES SUBJECT TO PLAN

4.1. Common Shares. Subject to adjustment as provided in Section 4.2, the number of Common Shares which may be issued under this Plan shall not exceed 3,000,000 Common Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of Common Shares not acquired that are subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Common Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Common Shares underlying a canceled Stock Option shall be counted against the maximum number of Common Shares for which Stock Options may be granted to an Eligible Employee or Advisor. The repricing of Stock Options shall be strictly prohibited under this Plan.

4.2. Adjustment Provisions.

4.2.1 If the Company shall at any time after November 9, 2005 change the number of issued Common Shares, without new consideration to the Company, by stock dividend, split, combination, recapitalization, reorganization, exchange of Common Shares, liquidation or other change in corporate structure affecting the Common Shares, or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of Common Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Common Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.

4.2.2 The Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving entity, upon such terms and conditions as it may deem equitable and appropriate.

4.3. Merger, Dissolution or Liquidation. Upon the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving entity or in which 75% or more of the outstanding Common Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee provided that not less than twenty days written notice of the date of expiration shall be given to each holder of an Award and each outstanding Award shall be fully vested and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Common Shares for which it is exercisable.

4.4. Change of Control. If a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee in its sole discretion) during the twenty-four month period following a Change in Control of the Company, all outstanding Awards shall become immediately exercisable in full. For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or William J. Motto and his heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under that Act, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Notwithstanding any other provision of this Plan, in the event of a Change in Control, the Committee may, in its sole discretion, provide that each Stock Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within sixty days of the Change in Control in an amount equal to the amount by which the price per Common Share in connection with the Change in Control exceeds the purchase price per Common Share under the Award Agreement for any Stock Option or SAR multiplied by the number of Common Shares granted under the Award Agreement for any Stock Option or SAR.

ARTICLE 5

DURATION OF PLAN

This Plan shall terminate on the tenth anniversary of the Effective Date, unless terminated sooner by the Board pursuant to Article 14. The provisions of the Plan shall remain operative with respect to all outstanding Awards until their expiration.

ARTICLE 6

STOCK OPTIONS

6.1. Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Stock Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee or Advisor, except that no person shall receive during any 12-month period Non-Qualified Stock Options and Stock Appreciation Rights covering more than 300,000 Common Shares and only Non-Qualified Options may be granted to Advisors.

6.2. Incentive Options. Any Stock Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Stock Options granted under the Plan plus the following specific provisions:

6.2.1 If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

6.2.1.1 the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

6.2.1.2 the Term of the Incentive Option shall not be greater than five years from the Grant Date.

6.2.2 The aggregate Fair Market Value of Common Shares, determined at the Grant Date, with respect to Incentive Options that may be exercised for the first time by any individual during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000. To the extent that the aggregate Fair Market Value of Common Shares with respect to which Incentive

Options are exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options.

6.2.3 Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

6.2.4 Limitation on Incentive Options. The aggregate number of Common Shares under this Plan that may be issued with respect to Incentive Options shall not exceed the total number of Shares authorized for the Plan.

6.3. Terms of Stock Options. Except as otherwise required by Subsection 6.2, Stock Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan pertaining to Incentive Options and options intended to meet the conditions of Section 162(m) of the Code, as the Committee shall deem desirable:

6.3.1 Option Price. The Option Price shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

6.3.2 Option Term. The Option Term shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten years after its Award Date.

6.3.3 Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that a Stock Option may not be exercised as to less than Twenty-Five Common Shares at any one time or the total number available for exercise at that time.

6.3.4 Method of Exercise. A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash or through the tender of previously-owned Shares which for such purposes shall be valued at their Fair Market Value unless some other form of consideration is approved by the Committee. Once delivered, an exercise shall be irrevocable.

6.3.5 Transferability of Stock Options. Stock Options shall be Transferable as provided in Article 11.

6.3.6 Termination. Stock Options shall terminate in accordance with Article 12.

6.3.7 Buyout and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish; however, such terms shall not effectively reprice the options (offer to buy out option shall not exceed the difference between the Fair Market Value of the Common Share and the Exercise Price on the date of the offer) and in no event shall the Committee without approval of the Company’s shareholders within twelve (12) months of the date of such Committee action, buy out a Stock Option previously granted with an Exercise Price on the date of such buy out greater than the Fair Market Value of the Common Shares underlying such Stock Option.

6.4. Award of Non-Qualified Options to Non-Employee Directors.

6.4.1 Grants. Each Non-Employee Director shall be granted a Non-Qualified Option for 7,500 Common Shares, or such other number as may be determined by the Board of Directors from time to time, upon appointment or election as a Director and immediately after each subsequent Annual Shareholders’ Meeting if such person is serving as a Director at such time either by virtue of being re-elected or by virtue of serving a term in excess of one year. All grants shall be made on the date of the event giving rise to the Non-Qualified Option. Such grants shall continue until the number of Common Shares provided for in this Plan in Article 4 are exhausted. The number of Common Shares specified herein shall be subject to change in accordance with the adjustment provisions provided by Section 4.2.

6.4.2 Terms and Conditions of Options Granted to Non-Employee Directors.

6.4.2.1 The Term of all Options shall be ten years from the Award Date.

6.4.2.2 The Option Price of all Options shall be the Fair Market Value of a Common Share on the Award Date.

6.4.2.3 All Options shall become vested to the extent of 25% at the completion of each ninety day period following the date of grant.

6.4.2.4 All Options shall be exercisable in the manner provided in Subsections 6.3.3 and 6.3.4.

6.4.2.5 All Options shall be Transferable as provided in Article 11 and shall terminate only upon the expiration of their term or in accordance with Section 6.4.3.

6.4.3 Automatic Termination of Non-Qualified Option. Notwithstanding anything contained herein to the contrary, if at any time a holder of an Option granted to a Non-Employee Director under this Plan becomes an employee, Officer or Director of or a consultant to an entity which the Committee determines is a competitor of the Company, such Option shall automatically terminate as of the date such conflicting relationship was established.

6.4.4 The provisions of this Section 6.4 replace the 1999 Directors’ Stock Option Plan.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1. Grants. The Committee may, in its discretion, grant SARs to any Eligible Employee, Advisor and/or Non-Employee Director. A SAR may be granted either with or without reference to all or any part of a Stock Option. A “Tandem SAR” is a SAR granted with reference to a Stock Option (the “Reference Option”). A “Non-Tandem SAR” is a SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

7.2. Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a term no longer than ten years from its Grant Date.

7.3. Exercise. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

7.4. Payment. For purposes of payment of a SAR, the reference price per Common Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Common Share on the Grant Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.

7.5. Transferability and Termination. SARs shall be Transferable as provided in Article 11 and shall terminate in accordance with Article 12.

ARTICLE 8

RESTRICTED AND UNRESTRICTED STOCK AWARDS

8.1. Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee, Advisor and/or Non-Employee Director. Each Restricted Stock Award shall specify the number of Common Shares to be issued to the Participant, the date of such issuance, the price, if any (as required by applicable law), to be paid for such Common Shares by the Participant and the restrictions imposed on such Common Shares. The Committee may grant Restricted Stock Awards subject to the attainment of specified performance goals as set forth in Section 9.1.2, continued employment or such other limitations or restrictions as the Committee may determine. No person shall receive during any twelve-month period

Restricted Stock Awards or awards of unrestricted Common Shares covering more than 100,000 Common Shares.

8.2. Terms and Conditions of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following provisions:

8.2.1 Issuance of Common Shares. Common Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee. 8.2.2 Stock Powers and Custody. If Common Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. If any stock certificates are issued in respect of Common Shares of Restricted Stock awarded under this Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may also require that the certificates evidencing Restricted Stock be held in custody by the Company until the restrictions on them shall have lapsed.

8.2.2 Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Stock until they are fully vested.

8.2.3 Termination of Employment. Upon termination of employment during the Restricted Period, all Restricted Stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, Retirement, Disability, death or special circumstances.

8.3. Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Shares to key Eligible Employees, Advisors and/or Non-Employee Directors in recognition of outstanding achievements or contributions by such employees and/or advisors. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Shares shall be registered in the name of the Participant and delivered to the Participant.

ARTICLE 9

PERFORMANCE AWARDS

9.1. Performance Awards.

9.1.1 Grant. The Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors. A Performance Award shall consist of the right to receive either Common Shares or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period or a fixed dollar amount payable in cash or Common Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Common Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2. No person shall receive during any twelve-month period Performance Awards covering more than 100,000 Common Shares.

9.1.2 Criteria for Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals, including but not limited to, appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of the Company or groups within the Company based on increases in sales, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, cash flow, favorable comparison to established budgets, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, market share, comparisons with various stock market indices, reduction in costs or a combination of such factors; personal performance measures or such other similar factors or criteria as the Committee shall determine

9.2. Terms and Conditions of Performance Awards. Performance Awards shall be subject to the following terms and conditions:

9.2.1 Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Common Shares covered by a Performance Award will not be paid to the Participant.

9.2.2 Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or a combination of both, as the Committee may determine, shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

9.2.3 Transferability. Performance Awards shall be Transferable as provided in Article 11.

9.2.4 Termination of Employment or Advisory Relationship. Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant’s employment or advisory relationship with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

9.2.5 Tax Considerations. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under this Plan, being granted to any Eligible Employee or Advisor is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures discussed herein or otherwise determined by the Committee, to the extent required by section 162(m) of the Code.

ARTICLE 10

OTHER STOCK UNIT AWARDS

10.1. The Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other Awards granted under this Plan, Awards of Common Shares or other securities of the Company or any Subsidiary of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine. No person shall receive during any twelve-month period Other Stock Unit Awards covering more than 100,000 Common Shares.

10.2. The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Common Shares to be granted pursuant to such Awards and all other conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities which constitute Other Stock Unit Awards prior to the later of: (i) the date on which the Common Shares or other securities are issued, or (ii) the date on which any applicable restrictions, performance or deferral period lapses. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the Fair Market Value of such Common Shares or other securities on the Grant Date, unless the Committee otherwise elects. Unless the Committee determines otherwise to address specific considerations, Other Stock Unit Awards granted under this Plan shall have a vesting period of not less than one year.

ARTICLE 11

TRANSFERABILITY OF AWARDS

Awards and benefits payable under this Plan shall not be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution or, in the case of an Incentive Option, except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. Awards shall be exercisable during a Participant’s lifetime only as set forth in the preceding sentence by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

Notwithstanding the above, the Committee may, with respect to particular Awards, other than Incentive Options, establish or modify the terms of the Awards to allow the Awards to be Transferred, at the request of the Participant, to trusts established by the Participant or as to which the Participant is a grantor or to family members of the Participant or otherwise for personal and tax planning purposes of the Participant. If the Committee allows such Transfer, such Awards shall not be exercisable for a period of not less than six months following the action of the Committee. To the extent the Committee action allowing such Transfer occurs within the last six months of the term of any Award granted under this Plan, other than an Incentive Option, the term of such Award shall automatically be extended for a period necessary to accommodate the exercise limitation discussed in the preceding sentence or by such other period as determined by the Committee. In no event can a SAR be Transferred if it was issued as a Tandem SAR with an Incentive Option as a Reference Option unless the SAR is Transferred with the Incentive Option and the Transfer satisfies the other terms of this Plan.

ARTICLE 12

TERMINATION OF AWARDS

12.1. Termination of Awards. All Awards issued under this Plan, except for those issued to Non-Employee Directors as provided in Section 6.4, shall terminate as follows:

12.1.1 At Expiration of Term. During any period of continuous employment or business relationship with the Company or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan. For these purposes, any leave of absence approved by the Company shall not be deemed to be a termination of employment, nor shall such approved leave of absence toll the Term of any Award whereby the Term of an Award would be extended to account for the time of the approved leave of absence.

12.1.2 Death, Disability or Retirement. If a Participant’s employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year following termination of employment, death or Disability, and ninety days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated Term of such Award, whichever period is shorter.

12.1.3 Termination for Cause. Awards shall terminate immediately if employment is terminated for Cause or by voluntary action of the Participant without the consent of the Company. “Cause” is defined as including, but not limited to, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, material breach of the Participant’s duty of fidelity to the Company, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of the Company’s policies, or trading in Common Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

12.1.4 Employment and Noncompetition Agreements. If an individual holding an Award violates any term of any written employment, confidentiality or noncompetition agreement between the Company and that person, all existing Awards held by such person will terminate immediately. In addition, if at any time of such violation such person has exercised an Award for Common Shares but has not received certificates for the Common Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to, and not in lieu of, any other rights or remedies available to the Company in such circumstances.

12.1.5 Other. Except as provided above in this Section 12.1, unless otherwise determined by the Committee at or after grant, if a Participant’s employment by, or business relationship with, the Company or a Subsidiary terminates for any reason other than death, as provided above, the Award will terminate on the earlier to occur of the stated expiration date or ninety days after termination of the employment or business relationship. If a Participant dies during the ninety day period following the termination of the employment or business relationship, any unexercised Award held by the Participant, or transferred by the Participant in accordance with Article 11, shall be exercisable, to the full extent that such Award was exercisable at the time of death, by the heirs, beneficiaries or legal representative of the estate of the Participant, for a period of one year after the date of termination of employment of the Participant or until the expiration of the stated term of the Award, whichever occurs first.

12.2. Acceleration of Vesting and Extension of Exercise Period Upon Termination.

12.2.1 Notwithstanding anything contained in this Article 12, upon the termination of employment of a Participant who is not an Officer or Director of the Company, for reasons other than those provided in Sections 12.1.3 and 12.1.4, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or Transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award. Under the Code, extensions of the Term of Incentive Options will cause the Option to become non-qualified unless the exercise price is reset to be at least equal to the Fair Market Value on the date of extension and the other requirements of an Incentive Option are satisfied at that time.

12.2.2 Except as provided in Section 12.2.1 or Section 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Common Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

ARTICLE 13

DEFERRALS

The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

ARTICLE 14

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may at any time, amend, in whole or in part, any provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. No amendment shall, without shareholder approval, increase the number of Common Shares available under the Plan, increase the number of Common Shares for which Incentive Options may be granted, cause the Plan or any Award granted to Covered Employees under the Plan to fail to meet the conditions for exclusion of application of the $1,000,000 deduction limitation imposed by the Section 162(m) of the Code where the Award was granted with the intention of avoiding such limitations, or without the consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1. No Right to Continued Employment or Business Relationship. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate such employment or business relationship at any time.

15.2. No Right to Award. No Eligible Employee, Advisor or Non-Employee Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award or Stock Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments.

15.3. No Claim/Uniformity. Except as provided in Section 6.4, no Eligible Employee, Advisor or Non-Employee Director shall have any claim to receive any Award under this Plan, and there is no obligation for uniformity of treatment of Participants under this Plan.

15.4. Acceptance of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

15.5. Certificates for Common Shares. All certificates for Common Shares delivered under this Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.

15.6. No Offer to Sell Securities. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the federal securities laws and any other laws to which such offer, if made, would be subject.

15.7. Other Plans. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, Disability or other Retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

15.8. Withholding of Taxes. The Company may deduct from any payment to be made pursuant to this Plan, or otherwise require, prior to the issuance or delivery of any Common Shares or the payment of any cash to a Participant, or at any time thereafter as requested by the Company (including without limitation at such time that a Participant makes an election under section 83(b) of the Code), payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld. The Company may withhold from payroll and/or any other amounts payable to the Participants all sums required to satisfy such tax obligations. In addition, the Committee may permit any such withholding obligations to be satisfied by reducing the number of Common Shares otherwise deliverable or by accepting the delivery of previously owned Common Shares. Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.9. Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

15.10. Grants to Covered Employees. Notwithstanding anything to the contrary in this Plan, Awards granted under the Plan to Covered Employees may be granted in a manner such that the Company’s income tax deduction for the compensation attributable to the Awards is not limited to the deduction restriction imposed by Section 162(m) of the Code (“Performance-Based Awards”).

15.11. Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Ohio without regard to the principles of conflict of laws.

15.12. Liability. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

15.13. Severability. If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

15.14. Shareholder Approval. This Plan was approved by shareholders at the Company’s 2005 Annual Shareholders’ Meeting and amended in certain respects by the Board of Directors and restated January 22, 2008.

ANNEX B

MERIDIAN BIOSCIENCE, INC. 2012 STOCK INCENTIVE PLAN

MERIDIAN BIOSCIENCE, INC.

2012 STOCK INCENTIVE PLAN

1. Purposes	B-4

2. Definitions	B-4

3. Administration of the Plan	B-8
(a) Authority of Committee	B-8
(b) Binding Authority	B-9
(c) Delegation of Authority	B-9

4. Eligibility	B-9

5. Common Shares Subject to the Plan	B-9
(a) Authorized Number of Common Shares	B-9
(b) Share Counting	B-10
(c) Award Limitations	B-10
(d) Shares to be Delivered	B-10

6. Awards to Participants	B-11
(a) Stock Options	B-11
(b) Stock Appreciation Rights	B-13
(c) Restricted Shares and Restricted Share Units	B-14
(d) Performance-Based Exception	B-15
(e) Unrestricted Share Awards	B-16

7. Deferred Payment	B-16

8. Dilution and Other Adjustments	B-16

9. Change in Control	B-17

10. Termination	B-17
(a) Termination by Death, Disability, or Retirement	B-17
(b) Termination for Cause	B-17
(c) Other Terminations	B-17
(d) Limitation for ISOs	B-18
(e) Transfers and Leaves of Absence	B-18

11. Recoupment or Recovery Policy	B-18

12. Miscellaneous Provisions	B-18
(a) Rights as a Shareholder	B-18
(b) No Loans	B-18
(c) Assignment or Transfer	B-18
(d) Withholding Taxes	B-19
(e) No Rights to Awards	B-19
(f) Beneficiary Designation	B-19

(g) Fractional Shares	B-19
(h) Unfunded Plan	B-19
(i) Severability	B-20
(j) Limitation of Liability	B-20
(k) Successors	B-20
(l) Code Section 409A Compliance	B-20

13. Effective Date, Amendments, Governing Law and Plan Termination	B-20
(a) Effective Date	B-20
(b) Amendments	B-20
(c) Governing Law	B-21
(d) Plan Termination	B-21

MERIDIAN BIOSCIENCE, INC.

2012 STOCK INCENTIVE PLAN

1.	Purposes

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.

2.	Definitions

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

(b) “Award” means a grant of Stock Options, Stock Appreciation Rights, Restricted Shares or Restricted Share Units, or any or all of them, to a Participant .

(c) “Award Agreement” means an agreement, either in written or electronic format, between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(d) “Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award Agreement, (i) the Participant’s conviction or misappropriation of money or other property or conviction of a felony, or a guilty plea or plea of nolo contendere by Participant with respect to a felony, (ii) conduct by the Participant that is in competition with the Company, conduct by a Participant that breaches the Participant’s duty of loyalty to the Company or a Participant’s willful misconduct, any of which materially injures the Company, (iii) a willful and material breach by the Participant of his or her obligations under any agreement entered into between the Participant and the Company that materially injures the Company, or (iv) the Participant’s failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s Disability). For Participants subject to Section 16 of the Exchange Act, the determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any Person (including a “group” as defined in Section 14(d) of the Exchange Act) other than an Exempt Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then-outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(ii) During any two (2) consecutive years, individuals who at the beginning of such two (2) year period constitute the Board and any new director whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board;

(iii) A reorganization, merger or consolidation of the Company in each case, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding voting securities immediately prior thereto beneficially own, directly or indirectly, more than 50% of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding voting securities of the Company; or

(iv) A liquidation, dissolution, sale or other disposition of all or substantially all of the assets of the Company (other than in a transaction in which all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding voting securities immediately prior to such sale or other disposition beneficially own, directly or indirectly, substantially all of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors of the acquiror of such assets (either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such sale or other disposition).

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations or guidance promulgated thereunder. Any reference to the Code or a section thereof shall also refer to any successor Code or section.

(i) “Committee” means a committee appointed by the Board consisting of at least three members of the Board, all meeting the definitions of “outside director” set forth in Code Section 162(m), “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3 of the Exchange Act, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, any national securities exchange on which the Common Shares are listed or the Securities and Exchange Commission.

(j) “Common Share” or “Common Shares” means one or more of the common shares, without par value, of the Company.

(k) “Company” means Meridian Bioscience, Inc., a corporation organized under the laws of the State of Ohio, its subsidiaries, divisions and affiliated businesses.

(l) “Date of Grant” means the date on which the Committee authorizes the grant of an Award or such later date as may be specified by the Committee in such authorization.

(m) “Disability” means a Participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition which (i) prevents him or her from performing his or her duties for the Company, as determined by the Committee or its designee, and (ii) results in his or her termination of employment or service with the Company. The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate.

(n) “Effective Date” has the meaning set forth in Section 13(a).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Exchange Act or a section thereof shall also refer to any successor Exchange Act or section.

(p) “Exempt Person” shall mean William J. Motto, his spouse, his children and their spouses, and his grandchildren (or the legal representative of such person), and each trust for the benefit of any such person.

(q) “Exercise Price” means the purchase price of a Common Share covered by a Stock Option or SAR, as applicable.

(r) “Fair Market Value” on any date means the closing price of the Common Shares as reported on The Nasdaq Stock Market or, if applicable, any other national securities exchange on which the Common Shares are principally traded, or, if there were no sales of Common Shares on such date, then on the immediately preceding date on which there were any sales of Common Shares. If the Common Shares cease to be traded on a national securities exchange, the Fair Market Value shall be determined pursuant to a reasonable valuation method prescribed by the Committee. In the case of an ISO (or Tandem SAR), Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(s) “Full-Value Award” means Restricted Shares or Restricted Share Units.

(t) “ISO” means an Incentive Stock Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(u) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(v) “NQSO” means a non-qualified Stock Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(w) “Participant” means a person eligible to receive an Award under the Plan, as set forth in Section 4, and designated by the Committee to receive an Award subject to the conditions set forth in the Plan and any Award Agreement.

(x) “Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(y) “Performance Goals” means the goals established by the Committee, as described in Section 6(d)(ii).

(z) “Performance Measures” means the criteria set out in Section 6(d)(iii) that may be used by the Committee as the basis for a Performance Goal.

(aa) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

(bb) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company securities.

(cc) “Plan” means the Meridian Bioscience, Inc. 2012 Stock Incentive Plan, as amended and restated from time to time.

(dd) “Prior Plan” means the Meridian Bioscience, Inc. 2004 Equity Compensation Plan, as amended and restated.

(ee) “Restricted Shares” means Common Shares that are subject to restrictions, as described in Section 6(c).

(ff) “Restricted Share Units” means a right, as described in Section 6(c), denominated in Common Shares to receive an amount, payable in either cash, Common Shares, Restricted Shares, or a combination thereof, equal to the value of a specified number of Common Shares.

(gg) “Restriction Period” means, with respect to any Full-Value Award, the period during which any risk of forfeiture or other restrictions set by the Committee, including performance restrictions, remain in effect until such time as they have lapsed under the terms and conditions of the Full-Value Award or as otherwise determined by the Committee, including the Performance Period for Full-Value Awards intended to qualify for the Performance-Based Exception.

(hh) “Retirement” means retirement with the Company at or after age 65 or at or after the later of age 55 and ten years of service.

(ii) “Securities Act” means the Securities Act of 1933, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Securities Act or a section thereof shall also refer to any successor Securities Act or section.

(jj) “Stock Appreciation Right” or “SAR” means the right, as described in Section 6(b), to receive a payment equal to the excess of the Fair Market Value of a Common Share on the date the SAR is exercised over the Exercise Price established for that SAR at the time of grant, multiplied by the number of Common Shares with respect to which the SAR is exercised.

(kk) “Stock Option” means the right, as described in Section 6(a), to purchase Common Shares at a specified price for a specified period of time. Stock Options include ISOs and NQSOs.

(ll) “Tandem SAR” means a SAR granted in tandem with a Stock Option.

3.	Administration of the Plan

(a) Authority of Committee. The Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the sole and exclusive authority to (within the limitations described in the Plan):

(i) select Participants to be granted Awards under the Plan and grant Awards pursuant to the terms of the Plan;

(ii) determine the type, size and terms of the Awards to be granted to each Participant;

(iii) determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

(iv) establish objectives and conditions for earning an Award;

(v) determine all other terms and conditions, not inconsistent with the terms of the Plan and any operative employment or other agreement, of any Award granted under the Plan, and determine the appropriate Award Agreement evidencing the Award;

(vi) determine whether the terms, conditions, and objectives for earning an Award have been met, including, without limitation, any such determination or certification, as the case may be, required for compliance with Code Section 162(m);

(vii) modify or waive the terms and conditions of Awards granted under the Plan, not inconsistent with the terms of the Plan and any operative employment or other agreement, accelerate the vesting, exercise or payment of an Award or cancel or suspend an Award;

(viii) determine whether the amount or payment of an Award should be reduced or eliminated, and determine if, when and under what conditions payment of all or any part of any Award may be deferred;

(ix) determine the guidelines and/or procedures for the payment or exercise of Awards;

(x) determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to an employee should qualify for the Performance-Based Exception;

(xi) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

(xii) construe, interpret, administer and implement the Plan, any Award Agreements or related documents and correct any defect, supply an omission or reconcile any inconsistency in or between the Plan, any Award Agreement or related documents; and

(xiii) make factual determinations with respect to the Plan and any Awards and otherwise supervise the administration of the Plan.

(b) Binding Authority. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it under the Plan, shall be conclusive and binding on all parties, including the Company, its shareholders and all Participants.

(c) Delegation of Authority. To the extent not prohibited by law or the rules of the national securities exchange on which the Company’s Common Shares are listed, the Committee may allocate its authority hereunder to one or more of its members or delegate its authority hereunder to one or more Non-Employee Directors, except that no such allocation or delegation shall be permitted with respect to Awards intended to qualify for the Performance-Based Exception, and may grant authority to employees of the Company to execute documents on behalf of the Committee or to otherwise assist in the administration and operation of the Plan.

4.	Eligibility

Subject to the terms and conditions of the Plan, the Committee may select, from all eligible persons, Participants to whom Awards shall be granted under the Plan and shall determine the nature and amount of each Award. Eligible persons include any of the following individuals: (i) any officer or employee of the Company, (ii) any consultant (as defined in the General Instructions to the Form S-8 registration statement under the Securities Act) to the Company, and (iii) any Non-Employee Director. All Awards shall be evidenced by an Award Agreement, and Awards may be conditioned upon the Participant’s execution of an Award Agreement.

5.	Common Shares Subject to the Plan

(a) Authorized Number of Common Shares. Unless otherwise authorized by the Company’s shareholders and subject to this Section 5 and Section 8, the maximum aggregate number of Common Shares available for issuance under the Plan is 3,000,000, plus (i) the number of Common Shares that, on the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, and (ii) the number of Common Shares subject to outstanding awards under the Prior Plan as of the Effective Date which thereafter are forfeited, settled in cash or cancelled or expire. Upon the Effective Date, the Prior Plan will terminate; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan, as applicable.

(i) The maximum number of Common Shares available for grant with respect to Full-Value Awards is 1,000,000.

(ii) The maximum number of Common Shares available for issuance with respect to options is 3,000,000.

(b) Share Counting. The following rules shall apply in determining the number of Common Shares available for grant under the Plan:

(i) Common Shares subject to any Award shall be counted against the maximum share limitation as one Common Share for every Common Share subject thereto.

(ii) To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award or otherwise terminates without an issuance of Common Shares being made, the maximum share limitation shall be credited with one Common Share for each Common Share subject to such Award, and such number of credited Common Shares may again be made subject to Awards under the Plan.

(iii) Any Common Shares tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award or repurchased by the Company with Stock Option proceeds shall not be added back to the number of Common Shares available for issuance under the Plan. Upon exercise of a SAR, the number of Common Shares subject to the Award that are being exercised shall be counted against the maximum aggregate number of Common Shares that may be issued under the Plan on the basis of one Common Share for every Common Share subject thereto, regardless of the actual number of Common Shares used to settle the SAR upon exercise.

(iv) Any Common Shares underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction shall not, unless required by law or regulation, count against the reserve of available Common Shares under the Plan.

(c) Award Limitations. Subject to the adjustment provisions of Section 8, the following limits shall apply with respect to Awards intended to quality for the Performance-Based Exception:

(i) The maximum aggregate number of Common Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 300,000 Common Shares.

(ii) The maximum aggregate number of Common Shares that may be subject to Full-Value Awards granted in any calendar year to any one Participant shall be 100,000 Common Shares.

(d) Shares to be Delivered. Common Shares to be delivered by the Company under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

6.	Awards to Participants

(a) Stock Options.

(i) Grants. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may consist of ISOs or NQSOs. Stock options may be granted alone or with Tandem SARs. With respect to Stock Options granted with Tandem SARs, the exercise of either such Stock Options or Tandem SARs will result in the simultaneous cancellation of the same number of Stock Options or Tandem SARs, as the case may be.

(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Stock Option is granted, unless the Stock Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction, in which case the assumption or substitution shall be accomplished in a manner that permits the Stock Option to be exempt from Code Section 409A.

(iii) Term. The term of Stock Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant.

(iv) ISO Limits. ISOs may be granted only to Participants who are employees of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424) on the Date of Grant, and may only be granted to an employee who, at the time the Stock Option is granted, does not own more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424), unless (A) the Exercise Price is at least 110% percent of the Fair Market Value on the Date of Grant, and (B) the ISO is not exercisable after five years from the Date of Grant. The aggregate Fair Market Value of all Common Shares, determined at the time the ISOs are granted, with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code. If such Fair Market Value exceeds the $100,000 limit, the ISOs exceeding the limit shall be treated as NQSOs, taking the Stock Options in the order each was granted. The terms of all ISOs shall be consistent with and contain or be deemed to contain all provisions required to qualify as an “incentive stock option” under Code Section 422.

(v) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding Stock Option may not be decreased after the Date of Grant, (B) no outstanding Stock Option may be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price, and (C) no other modifications to any outstanding Stock Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(vi) Form of Payment. Vested Stock Options may be exercised in whole or in part, and the Exercise Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;

(B)	through the tender of unrestricted Common Shares owned by the Participant (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.

(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on Stock Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a Stock Option unless and until such Common Shares have been registered to the Participant as the owner.

(viii) Terms and Conditions of Non-Qualified Options Granted to Non-Employee Directors. Each Non-Employee Director shall be granted a NQSO for 7,500 Common Shares, or such other number as may be determined by the Board of Directors from time to time, upon appointment or election and immediately after each subsequent annual meeting of shareholders if such person is serving as a Non-Employee Director at such time either by virtue of being re-elected or serving a term in excess of one year. All grants shall be made on the date of the event giving rise to the NQSO and shall have an Exercise Price of Fair Market Value on such date. Such grants shall vest in four equal installments beginning ninety (90) days after such date and each ninety (90) days thereafter or at such other time(s) as the Board or the Committee shall have otherwise determined.

(A)	All NQSOs granted to Non-Employee Directors shall be exercisable in the manner provided in Section 6(a) for a term of ten years.

(B)	All NQSOs granted to Non-Employee Directors shall be transferable as provided in Section 12(c) and shall terminate in accordance with Section 10(a), except that the timing provisions of Subsections 10(a) and 10(c) may not be varied by Committee determination.

(C)

Notwithstanding anything contained herein to the contrary, if at any time a Non-Employee Director holder of a NQSO granted under the Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such NQSO shall automatically terminate as of the date such conflicting relationship was established.

(b) Stock Appreciation Rights.

(i) Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may be granted alone or as Tandem SARs. With respect to Tandem SARs, the exercise of either such Stock Options or SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be.

(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A.

(iii) Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant; provided that, each SAR granted in tandem with a Stock Option shall terminate upon the termination or exercise of the related Stock Option.

(iv) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding SAR may not be decreased after the Date of Grant, (B) no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower Exercise Price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(v) Form of Payment. Vested SARs may be exercised in whole or in part, and the Committee may authorize payment of a SAR in the form of cash, Common Shares valued at its Fair Market Value on the date of the exercise or a combination thereof, or by any other method as the Committee may determine.

(vi) Tandem SARs. Tandem SARs may be exercised for all or part of the Common Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Common Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR will expire no later than the expiration of the underlying ISO; (B) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (C) the Tandem SAR may be exercised only when the Fair Market Value of the Common Shares subject to the ISO exceeds the Exercise Price of the ISO.

(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on SARs. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a SAR unless and until such Common Shares have been registered to the Participant as the owner.

(c) Restricted Shares and Restricted Share Units.

(i) Grants. Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines. Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form.

(ii) Restrictions. Restricted Shares or Restricted Share Units may be granted at no cost or at a purchase price determined by the Committee, which may be less than the Fair Market Value, but subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws. Subject to Sections 9 and 10, for Awards to employees, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall be based on a Restriction Period of less than one year, and, except as may be determined by the Committee, any Restriction Period based solely on continued employment or service (time-based) shall be for a minimum of three years, subject to (A) pro rata or graded vesting prior to the expiration of such time-based Restriction Period, and (B) acceleration due to the Participant’s death, Disability or Retirement, in each case as specified in the applicable Award Agreement; provided that the Restriction Period applicable to the first vesting date of an Award subject to pro rata or graded vesting (as referenced in (A) above) may be for less than one year, provided the first vesting date is no earlier than the fiscal year-end date of the fiscal year during which the Award was granted. To the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, except as may be determined by the Committee, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(d).

(iii) Transfer Restrictions. During the Restriction Period, Restricted Shares and Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(iv) Dividends and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of the Restricted Shares and shall have the right to vote the Restricted Shares as the record owners;

provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares Units shall be credited with dividend equivalents in respect of such Restricted Share Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Share Units lapse. Participants shall have no other rights as a shareholder with respect to Restricted Share Units unless otherwise determined by the Committee. Notwithstanding the forgoing, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall provide the Participant with dividend or shareholder rights unless otherwise determined by the Committee; provided that an Award Agreement may provide for payment (in money or shares) equal to the dividends paid on the number of Common Shares payable upon vesting of such Restricted Shares or Restricted Share Units or at any time prior thereto.

(v) Payment of Restricted Share Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Common Shares, Restricted Shares, or a combination thereof, as determined by the Committee.

(vi) Ownership. Restricted Shares shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued) subject to the applicable restrictions imposed by the Plan. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or book-entry form. No Common Shares shall be registered in the name of the Participant with respect to Restricted Share Units, and Participants shall have no ownership interest in the Common Shares to which the Restricted Share Units relate, unless and until payment is made in Common Shares.

(vii) Forfeiture. If a Participant who holds Restricted Shares or Restricted Share Units fails to satisfy the restrictions, terms or conditions applicable to the Award, except as otherwise determined by the Committee, the Participant shall forfeit the Restricted Shares or Restricted Share Units. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse; however, to the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, the provisions of Section 6(d)(iv) will apply.

(d) Performance-Based Exception.

(i) Grants. Subject to the provisions of the Plan, Full-Value Awards granted in a manner that is intended to qualify for the Performance-Based Exception shall be conditioned upon the achievement of Performance Goals as the Committee shall determine, in its sole discretion.

(ii) Performance Goals. Performance Goals shall be based on one or more Performance Measures, over a Performance Period, as to be determined by the Committee.

(iii) Performance Measures. The Performance Measure(s) may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.

(iv) Treatment of Awards. With respect to any Full-Value Award that is intended to qualify for the Performance-Based Exception: (A) the Committee shall interpret the Plan and this Section 6(d) in light of Code Section 162(m), (B) the Committee shall not amend the Full-Value Award in any way that would adversely affect the treatment of the Full-Value Award under Code Section 162(m), and (C) such Full-Value Award shall not vest or be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(e) Unrestricted Share Awards.

Subject to the terms and provisions of the Plan, the Committee may grant awards of unrestricted Common Shares to Participants in such number and upon such terms and conditions as the Committee determines in recognition of outstanding achievements or contributions by such Participants or otherwise. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration.

7.	Deferred Payment

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Common Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall comply with Code Section 409A.

8.	Dilution and Other Adjustments

In the event of any merger, reorganization, consolidation, liquidation, recapitalization, reclassification, redesignation, stock dividend, other distribution (whether in the form of cash, shares or otherwise), stock split, reverse stock split, spin off, combination, repurchase or exchange of shares or issuance of warrants or rights to purchase shares or other securities, or other change in corporate structure affecting the Common Shares, the Committee shall make such adjustments in the aggregate number and type of Common Shares which may be delivered and the individual award maximums as set forth in Section 5, the number and type of Common

Shares subject to outstanding Awards and the Exercise Price or other price of Common Shares subject to outstanding Awards (provided the number of Common Shares subject to any Award shall always be a whole number), as may be and to the extent determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any such adjustment of an ISO or SAR shall be made in compliance with Code Sections 422 and 424, and no such adjustment shall be made that would cause any Award which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A or is exempt from Code Section 409A to become subject to Code Section 409A.

9.	Change in Control

Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the following provisions of this Section 9 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern):

(a) all outstanding Stock Options and SARs vest and become fully exercisable; and

(b) all Full-Value Awards become fully vested.

10.	Termination

(a) Termination by Death, Disability, or Retirement. The terms and conditions of the Participant’s Award Agreement shall govern the extent, if at all, to which the vesting of any Award is accelerated or forfeited due to a Participant’s death, Disability, or Retirement; provided that, for Full-Value Awards intended to qualify for the Performance-Based Exception, no vesting may occur or no distribution may be made prior to the attainment of the Performance Goals.

(b) Termination for Cause. If a Participant’s employment or service terminates for Cause, (i) all Stock Options and SARs (or portions thereof) which have not been exercised, whether vested or not, and (ii) all Full-Value Awards, shall immediately be forfeited upon termination, including such Awards that are subject to performance conditions (or unearned portions thereof).

(c) Other Terminations. If a Participant’s employment or service terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or Cause, (i) any vested portion of Stock Options or SARs held by the Participant at the time of termination may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter, (ii) no unvested portion of any Stock Option or SAR shall become vested, including such Awards that are subject to performance conditions (or unearned portions thereof), and (iii) all Full-Value Awards, including such Awards that are subject to performance conditions (or unearned portions thereof), shall immediately be forfeited upon termination.

(d) Limitation for ISOs. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Code Section 422), or such Award will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, a NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company.

(e) Transfers and Leaves of Absence. The transfer of a Participant within the Company shall not be deemed a termination of employment except as required by Code Sections 422 and 409A, and other applicable laws. The following leaves of absences are not deemed to be a termination of employment:

(i) if approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, and the period of absence does not exceed 90 days;

(ii) if in excess of 90 days, if approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed by statute or contract and provided that the Participant returns to work within 30 days after the end of such absence; and

(iii) subject to the restrictions of Code Section 409A and to the extent that such discretion is permitted by law, if the Committee determines in its discretion that the absence is not a termination of employment.

11.	Recoupment or Recovery Policy

Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of any stock exchange on which the Common Shares are traded or the Securities and Exchange Commission.

12.	Miscellaneous Provisions

(a) Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to Awards hereunder, unless and until the Common Shares have been registered to the Participant as the owner.

(b) No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(c) Assignment or Transfer. Except as otherwise provided under the Plan, no Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(c). Once awarded, the Common Shares (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended.

(d) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in Common Shares to a Participant shall be satisfied by the Company retaining Common Shares having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next lowest whole number of Common Shares); provided, however, that, subject to any restrictions or limitations that the Company deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds.

(e) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the Plan, including the right of the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) the Participant is not entitled to future award grants under the Plan or any other plan, and (iii) the value of any Awards received shall be excluded from the calculation of termination or other severance payments or benefits.

(f) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when received in writing by the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(g) Fractional Shares. Fractional Common Shares shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(h) Unfunded Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.

(i) Severability. If any provision of the Plan is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Limitation of Liability. Members of the Board and the Committee and officers and employees of the Company who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

(k) Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l) Code Section 409A Compliance. Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder, including any transition relief available under applicable guidance. The Plan may be amended or interpreted by the Committee as it determines appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1). If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).

13.	Effective Date, Amendments, Governing Law and Plan Termination

(a) Effective Date. The Effective Date of the Plan is the date on which the Company’s shareholders approve the Plan at a duly held shareholder meeting.

(b) Amendments.

(i) Amendment of the Plan. The Committee or the Board may at any time terminate or amend the Plan in whole or in part, but no such action shall materially and adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant, except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law or the rules and regulations of any stock exchange on which the Common Shares are traded or to preserve any intended favorable, or avoid any unintended unfavorable, tax effects for the Company, Plan or Participants. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would: (A) increase the maximum number of Common Shares that may be delivered under the Plan or to any one individual (except to the extent made pursuant to Section 8 hereof), (B) extend the maximum period during which Awards may be granted under the Plan, (C) add to the types of awards that can be made under the Plan, (D) modify the requirements as to eligibility for participation in the Plan, (E) permit a repricing or decrease the Exercise Price to less than the Fair Market Value on the Date of Grant of any Stock Option or SAR, except for adjustments made pursuant to Section 8, (F) materially increase benefits to Participants, or (G) otherwise require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which Common Shares are traded.

(ii) Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of an Award, provided that no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the rights of any Participant without his or her written consent.

(c) Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements are construed in accordance with and governed by the laws of the State of Ohio. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.

(d) Plan Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                    KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees		☐	☐	☐
01 JAMES M. ANDERSON 02 JOHN A. KRAEUTLER 03 WILLIAM J. MOTTO 04 DAVID C. PHILLIPS 05 ROBERT J. READY
The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain				For	Against	Abstain
2.	Advisory vote on named executive officer compensation.		☐	☐	☐	5.	To reapprove the Meridian 2004 Equity Compensation Plan and its performance measurements.		☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:		3 years	2 years	1 year	Abstain
3.	Advisory vote on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐	6.	To approve the Meridian 2012 Stock Incentive Plan.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.
The Board of Directors recommends you vote FOR proposals 4, 5 and 6.			For	Against	Abstain
4.	To ratify the appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2012.		☐	☐	☐

For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity. All joint holders must sign.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

Proxy - Meridian Bioscience, Inc.

This Proxy is submitted on behalf of the Board of Directors.

The undersigned hereby appoints JOHN A. KRAEUTLER or MELISSA A. LUEKE, or either of them, proxies of the undersigned, each with the power of substitution, to vote cumulatively or otherwise all shares of Common Stock which the undersigned would be entitled to vote on the matters specified on the reverse side and, in their discretion, with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meridian Bioscience, Inc. to be held on January 25, 2012, at 2:00 p.m. Eastern Time, at the Holiday Inn Eastgate, 4501 Eastgate Boulevard, Cincinnati, Ohio 45245 and any postponement or adjournment of such Annual Meeting.

Address Change/Comments:

__________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) (This proxy is continued and is to be signed on the reverse side.)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on January 25, 2012

MERIDIAN BIOSCIENCE, INC.

Meeting Information

Meeting Type: Annual Meeting

For holders as of: November 28, 2011

Date: January 25, 2012    Time: 2:00 PM EST

Location:   Holiday Inn Eastgate

4501 Eastgate Boulevard

Cincinnati, OH 45245

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report              2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow g XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:        www.proxyvote.com

2) BY TELEPHONE:   1-800-579-1639

3) BY E-MAIL*:           sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow g XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 11, 2012 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items
The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 JAMES M. ANDERSON	02 JOHN A. KRAEUTLER	03 WILLIAM J. MOTTO	04 DAVID C. PHILLIPS	05 ROBERT J. READY

The Board of Directors recommends you vote FOR the following proposal:

2. Advisory vote on named executive officer compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3. Advisory vote on the frequency of future advisory votes on named executive officer compensation.

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

4. To ratify the appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2012.

5. To reapprove the Meridian 2004 Equity Compensation Plan and its performance measurements.

6. To approve the Meridian 2012 Stock Incentive Plan.

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

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